                                                                     EXHIBIT 2.5


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               USWeb Corporation

                       USWeb Acquisition Corporation 102

                                      AND

                               Infopreneurs Inc.


                           Dated as of March 31, 1997

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I - THE MERGER.........................................................    2

1.1    The Merger..............................................................    2
1.2    Effective Time..........................................................    2
1.3    Effect of the Merger....................................................    2
1.4    Certificate of Incorporation; Bylaws....................................    2
1.5    Directors and Officers..................................................    2
1.6    Effect of Merger on the Capital Stock of the Constituent Corporations...    3
1.7    Surrender of Certificates...............................................    4
1.8    No Further Ownership Rights in Company Common Stock.....................    5
1.9    Lost, Stolen or Destroyed Certificates..................................    5
1.10   Purchase Price Adjustments..............................................    6
1.11   Parent Common Stock.....................................................    8
1.12   Taking of Necessary Action; Further Action..............................    8

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
             THE PRINCIPAL SHAREHOLDERS........................................    8

2.1    Organization of the Company.............................................    8
2.2    Company Capital Structure...............................................    9
2.3    Subsidiaries............................................................    9
2.4    Authority...............................................................    9
2.5    No Conflict.............................................................   10
2.6    Consents................................................................   10
2.7    Company Financial Statements............................................   10
2.8    No Undisclosed Liabilities..............................................   10
2.9    No Changes..............................................................   11
2.10   Tax Matters.............................................................   12
2.11   Restrictions on Business Activities.....................................   14
2.12   Title to Properties; Absence of Liens and Encumbrances; Condition
       of Equipment............................................................   14
2.13   Intellectual Property...................................................   15
2.14   Agreements, Contracts and Commitments...................................   18
2.15   Interested Party Transactions...........................................   20
2.16   Governmental Authorization..............................................   20
2.17   Litigation..............................................................   20
2.18   Accounts Receivable.....................................................   20
2.19   Minute Books............................................................   20

2.20   Environmental Matters...................................................   21
2.21   Brokers' and Finders' Fees; Third Party Expenses........................   21
2.22   Employee Benefit Plans and Compensation.................................   22
2.23   Insurance...............................................................   24
2.24   Compliance with Laws....................................................   24
2.25   Third Party Consents....................................................   25
2.26   Warranties; Indemnities.................................................   25
2.27   Complete Copies of Materials............................................   25
2.28   Representations Complete................................................   25
2.29   Business Plan...........................................................   25
2.30   Backlog Report..........................................................   25
2.31   Principal Shareholder Investment Representations........................   25

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.................   26

3.1    Organization, Standing and Power........................................   26
3.2    Authority; Consents.....................................................   26
3.3    Capital Structure.......................................................   26
3.4    Brokers' and Finders' Fees..............................................   27
3.5    No Changes..............................................................   27
3.6    Issuance of Parent Common Stock.........................................   28
3.7    Representations Complete................................................   28
3.8    Complete Copies of Materials............................................   28

ARTICLE IV - CONDUCT PRIOR TO THE EFFECTIVE TIME...............................   28

4.1    Conduct of Business of the Company......................................   28
4.2    No Solicitation.........................................................   31

ARTICLE V - ADDITIONAL AGREEMENTS.............................................    31

5.1    Parents Right of First Refusal..........................................   31
5.2    Market Standoff Agreement...............................................   33
5.3    Restriction on Competition..............................................   33
5.4    Confidentiality.........................................................   34
5.5    Expenses................................................................   35
5.6    Public Disclosure.......................................................   35
5.7    Post-Closing Employment of Company Employees............................   35
5.8    Treatment of Affiliate Warrants.........................................   37
5.9    Access to Information...................................................   37
5.10   Consents................................................................   38
5.11   FIRPTA Compliance.......................................................   38



5.12   Best Efforts............................................................   38
5.13   Notification of Certain Matters.........................................   38
5.14   Preparation of Tax Returns..............................................   38
5.15   Additional Documents and Further Assurances.............................   39
5.16   Section 368 Compliance..................................................   39
5.17   Parent Policies.........................................................   39
5.18   Similar Transactions....................................................   39
5.19   Operation of Sub During Adjustment Periods..............................   39

ARTICLE VI - CONDITIONS TO THE MERGER..........................................   40

6.1    Conditions to Obligations of Each Party to Effect the Merger............   40
6.2    Additional Conditions to Obligations of Company.........................   41
6.3    Additional Conditions to the Obligations of Parent and Sub..............   41

ARTICLE VII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW...............   43

7.1    Survival of Representations and Warranties..............................   43
7.2    Escrow Arrangements; Setoff.............................................   43
7.3    Indemnity...............................................................   50

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER...............................   52

8.1    Termination.............................................................   52
8.2    Effect of Termination...................................................   53
8.3    Amendment...............................................................   53
8.4    Extension; Waiver.......................................................   53

ARTICLE IX - GENERAL PROVISIONS................................................   54

9.1    Notices.................................................................   54
9.2    Interpretation..........................................................   55
9.3    Counterparts............................................................   55
9.4    Entire Agreement; Assignment............................................   55
9.5    Severability............................................................   55
9.6    Other Remedies..........................................................   55
9.7    Governing Law...........................................................   56
9.8    Rules of Construction...................................................   56

                               INDEX OF EXHIBITS


Exhibit A      Principal Shareholders

Exhibit B      Valuation Model

Exhibit C      Schedule of Exceptions

Exhibit C-1    Parent Capital Structure as of June 30, 1997

Exhibit D      Form of Shareholder Certificate

Exhibit E      Option Agreement

Exhibit F      Form of Employment Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and
                                                     ---------
entered into as of March 31, 1997, among USWeb Corporation, a Utah corporation ("Parent"), USWeb Acquisition Corporation 102, a Delaware corporation and a
  ------
wholly owned subsidiary of Parent ("Sub"), Infopreneurs Inc., a Delaware
                                    ---
corporation (the "Company"), and the individuals listed on Exhibit A attached
                  -------                                  ---------
hereto (such individuals being hereinafter referred to collectively as the

"Principal Shareholders" and individually as a "Principal Shareholder").
 ----------------------                         ---------------------


                                    RECITALS

     A. The Boards of Directors of each of the Company, Parent and Sub believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of the Company with and into Sub (the "Merger") and, in furtherance thereof, have approved the
                   ------
Merger.

     B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive shares of Common Stock of Parent.

     C. Fifty Percent (50%) of the shares of Common Stock of Parent otherwise payable in connection with the Merger shall be placed in a one-year escrow for the purposes of (i) satisfying damages, losses, expenses and other similar charges which result from breaches of representations, warranties or covenants or (ii) making adjustments to the purchase price paid by the Parent.

     D. The Company, the Principal Shareholders, Parent and Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     E. The parties hereto desire that each employee of the Company prior to the Merger shall be offered an opportunity of employment by the Sub following the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     I.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the corporations law of the state of Delaware

("Delaware Law"), the Company shall be merged with and into the Sub, the
 --------------
separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation and as a wholly owned subsidiary of Parent. Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
        ---------------------

     I.2  Effective Time.  Unless this Agreement is earlier terminated pursuant
          --------------
to Section 8.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the

"Closing Date."  On the Closing Date, the parties hereto shall cause the Merger
 ------------
to be consummated by submitting for filing an Agreement and Plan of Merger (or like instrument) with the Secretary of State of Delaware (the "Merger
                                                               ------
Articles"), in accordance with the relevant provisions of applicable law (the
--------
time of filing with the Secretary of State of Delaware being referred to herein as the "Effective Time").
        --------------

     I.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     I.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

          (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     I.5  Directors and Officers.  The director(s) of Sub immediately prior to
          ----------------------
the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     I.6  Effect of Merger on the Capital Stock of the Constituent Corporations.
          ---------------------------------------------------------------------

          (a) Exchange of Stock; Purchase Price Adjustments.  As of the
              ---------------------------------------------
Effective Time of the Merger, each share of the Company's Common Stock, no par value (the "Company Common Stock"), that is issued and outstanding immediately
            --------------------
prior to the Effective Time (other than any dissenting shares under applicable state law) shall, by virtue of the Merger and without any action on the part of Sub, the Company, or the Company's shareholders (the "Company Shareholders"), be
                                                      --------------------
canceled and extinguished and each Company Shareholder shall have (i) the right to receive, subject to Section 7.2 hereof, such Company Shareholder's pro rata portion (based on such Company Shareholders' equity ownership in the Company as represented to Parent by the Company) of that number of shares of the Parent's Common Stock, par value $.001 per share (the "Parent Common Stock") equal to
                                              -------------------
$6,805,146 (the "Original Purchase Price") divided by $2.25, plus (ii) the
                 -----------------------
contingent right to receive additional shares of Parent Common Stock as provided in Section 1.10 of this Agreement (the "Purchase Price Adjustment").
                                                 -------------------------
The Original Purchase Price and the Purchase Price Adjustment are hereinafter collectively referred to as the "Merger Consideration."
                                 --------------------

          (b) Stock Options.  The Company has no option plans.
              -------------

          (c) Adjustments to Parent Common Stock.  The number of shares of
              ----------------------------------
Parent Common Stock issuable hereunder shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof.

          (d) Fractional Shares.  No fractional share of Parent Common Stock
              -----------------
shall be issued in the Merger, including the Purchase Price Adjustments pursuant to Section 1.10 below, or pursuant to any stock option or stock bonus issued to a Company employee that becomes an employee of Parent or Sub following the Merger. In lieu thereof, the number of shares otherwise issued or issuable shall be rounded to the nearest whole share, with one-half share or more being rounded up.

          (e)  Definitions.
               -----------

          (i) Aggregate Common Number.  The "Aggregate Common Number" shall mean
              -----------------------        -----------------------
the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

          (ii) Fair Value Per Share.  The Fair Value Per Share of Parent's
               --------------------
Common Stock, as of any particular date, shall mean, if the Parent's Common Stock is then traded on an exchange or national quotation system, the average closing price per share of Parent's Common Stock as traded on such exchange or national quotation system during the 10 trading day period ending three business days prior to the date of determination or, if not so traded, the fair market value per share of such Parent's Common Stock as most recently determined by the Parent's Board of Directors acting in good faith prior to the date of the occurrence of the event requiring such determination.

          (iii)     Escrow Amount; Escrow Agent.  The "Escrow Amount" shall be
                    ---------------------------        -------------
equal to Fifty Percent (50%) of the number of shares of Parent Common Stock constituting the Original Purchase Price. The Escrow Agent shall be the secretary of the Parent, or his designee, so long as the Parent is a privately held company. Thereafter, any transfer agent for the Parent's Common Stock may be appointed Escrow Agent.

     I.7  Surrender of Certificates.
          -------------------------

          (a) Exchange Agent.  The Secretary of Parent or such other entity
              --------------
reasonably designated by Parent shall serve as exchange agent (the "Exchange
                                                                    --------
Agent") in the Merger.
-----

          (b) Parent to Provide Common Stock.  Promptly after the Effective
              ------------------------------
Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the Original Purchase Price issuable pursuant to
Section 1.6(a) in exchange for outstanding shares of Company Common Stock; provided that, on behalf of the Company Shareholders, Parent shall deposit the Escrow Amount into the Escrow Fund.

          (c) Exchange Procedures.  Promptly after the Effective Time, the
              -------------------
Surviving Corporation shall cause to be mailed to each Company Shareholder (i) a letter of transmittal substantially consistent with the terms of this Agreement (which shall specify that delivery shall be effected, and risk of loss and title to the certificates (the "Certificates"), which immediately prior to the
                          ------------
Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.6, shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Company Shareholder shall receive in exchange therefor, as soon as practicable thereafter, a certificate representing the number of shares issuable to such Company Shareholder as part of the Original Purchase Price (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund (as defined in Article VII) on such holder's behalf pursuant to Article VII hereof) and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount. Such consideration shall be beneficially owned by the holders on whose behalf such consideration were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Until surrendered to the Exchange Agent, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence only the right to receive Merger Consideration pursuant to Section 1.6 hereof.

          (d) Distributions With Respect to Unexchanged Shares.  No dividends or
              ------------------------------------------------
other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock issuable upon conversion of the shares of Company Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e) Transfers of Ownership.  If any certificate for shares of Parent
              ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Sub or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or have established to the satisfaction of Sub or any agent designated by it that such tax has been paid or is not payable.

          (f) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     I.8  No Further Ownership Rights in Company Common Stock.  All shares of
          ---------------------------------------------------
Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company capital stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company capital stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     I.9  Lost, Stolen or Destroyed Certificates.  In the event any Certificates
          --------------------------------------
shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 1.6(a); provided, however, that Sub may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Sub or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     I.10 Purchase Price Adjustments.   The Original Purchase Price shall be
          --------------------------
subject to adjustment as follows:

          (a) Six-Month Adjustment.  On or before January 10, 1998, the Parent
              --------------------
shall conduct a valuation of the Sub as of the close of business on December 31, 1997 (the "First Adjustment Date") according to the operation of the Parent's
           ---------------------
affiliate Valuation Model (the "Valuation Model"), attached as Exhibit B.
                                ---------------                ---------
Parent shall then calculate the "First Adjustment to Purchase Price" as follows:
                                 ----------------------------------

          FAPP = FADV -  OPP

where     FAPP is the First Adjustment to Purchase Price;
          FADV is the First Adjustment Date Value as calculated on the First Adjustment Date using the Valuation Model; and
          OPP is the Original Purchase Price.

          (i) If FAPP is greater than zero, then the Parent shall pay to the Company Shareholders promptly after the First Adjustment Date a number of shares calculated as follows:

          FSP = (FAPP / FVPSFAD) x .25

where     FSP is the "First Shares Payment";
                      --------------------
          FAPP is the First Adjustment to Purchase Price as calculated above;
          and
          FVPSFAD is the Fair Value Per Share of the Parent's Common Stock on the First Adjustment Date.

          (ii) If FAPP is less than zero, then the Escrow Agent shall pay to Parent no earlier than 10 days after, but no later than 30 days after, delivery by Parent of its calculation of the FAPP to both the Escrow Agent and the Shareholder Representative from the Escrow Amount a number of shares calculated as follows:

          FSP = (-FAPP / $2.25)

where     FSP is the "First Shares Payment"; and
                      --------------------
          FAPP is the First Adjustment to Purchase Price as calculated above.

If FAPP equals zero, no adjustment to the Original Purchase Price shall be made for the First Adjustment Date.

          (b) Twelve-Month Adjustment.  On or before July 10, 1998, the Parent
              -----------------------
shall conduct a valuation of the Sub as of the close of business on June 30, 1998 (the "Second Adjustment Date") according to the Valuation Model. Parent
           ----------------------
shall then calculate the "Second Adjustment to Purchase Price" as follows:
                          -----------------------------------

          SAPP = SADV - FADV

where     SAPP is the Second Adjustment to Purchase Price;
          SADV is the Second Adjustment Date Value as calculated on the Second Adjustment Date using the Valuation Model; and
          FADV is the First Adjustment Date Value.

          (i) If SAPP is greater than zero, then the Parent shall pay to the Company Shareholders a number of shares calculated as follows:

          SSP = (SAPP / FVPSSAD) x .25

where     SSP is the "Second Shares Payment";
                      ---------------------
          SAPP is the Second Adjustment to Purchase Price as calculated above;
          and
          FVPSSAD is the Fair Value Per Share of the Parent's Common Stock on the Second Adjustment Date.

          (ii) If SAPP is less than zero, then the Escrow Agent shall pay to Parent no earlier than 10 days after, but no later than 30 days after, delivery by Parent of its calculation of the FAPP to both the Escrow Agent and the Shareholder Representative from the Escrow Amount promptly after the Second Adjustment Date a number of shares calculated as follows:

          SSP = (-SAPP / $2.25)

where     SSP is the "Second Shares Payment"; and
                      ---------------------
          SAPP is the Second Adjustment to Purchase Price as calculated above.

If SAPP equals zero, no adjustment to the Original Purchase Price shall be made for the Second Adjustment Date.

          (c) Valuation Model Determination.  In conducting any valuation of Sub
              -----------------------------
for purposes of this Section 1.10, Parent shall employ only those financial and accounting principles, practices and procedures that were used to determine the Original Purchase Price in accordance with the Valuation Model (including, without limitation, Parent's determination of appropriate accruals, classifications and reserves). The parties hereto agree that: (i) the

"Subjective Incremental Multiplier" referred to in the Valuation Model is based
----------------------------------
upon the quality of the chief executive officer of Sub, the quality of Sub's finance staff, the quality of Sub's sales and marketing staff, the quality of

Sub's technology staff, the quality of Sub's operations staff, the scaleability of Sub's overall enterprise, and the referenceability of Sub's customer accounts; (ii) the evaluation of Sub's performance in each such area shall be made by Parent at Parent's sole discretion; and (iii) if any "Loss" (as defined
                                                              ----
in Section 7.3(a) below) adversely affects either the FADV or the SADV (or both), then Parent must either (A) claim indemnification for such Loss pursuant to (and subject in all respects to the provisions of) Article VII hereof, in which case Parent must eliminate any negative impact of such Loss from the FADV, or the SADV, or both (as applicable), or (B) calculate the FADV, or the SADV, or both (as applicable) while taking such Loss into full account in calculating such valuations, in which case Parent (or any other indemnified party) shall be prohibited from claiming indemnification for such Loss pursuant to Article VII hereof.

     I.11 Parent Common Stock.  The shares of Parent Common Stock issued in
          -------------------
connection with the Merger have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Such shares may not be transferred or
                       --------------
resold thereafter except in compliance with the terms of this Agreement and following registration under the Securities Act or in reliance on an exemption from registration under the Securities Act.

     I.12 Taking of Necessary Action; Further Action.  If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE PRINCIPAL SHAREHOLDERS

     The Company and the Principal Shareholders hereby, jointly and severally (except for Section 2.31, as to which the Company and the Principal Shareholders represent and warrant only severally), represent and warrant to Parent and Sub as of the date of this Agreement, subject to such exceptions as are specifically disclosed in Exhibit C attached hereto (referencing the appropriate section and
             ---------
paragraph numbers), as follows. For purposes of this Article II and Article IV below, any representation, warranty or covenant made by the Company shall be deemed to have been made by each of the Company and any subsidiary of the Company. If the Closing has not occurred on or before June 30, 1997, the Company shall prepare a revised version of Exhibit C as of such date, and all
                                           ---------
representations, warranties and covenants shall be deemed delivered as of such date.

     II.1 Organization of the Company.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects of the Company (hereinafter referred to as a "Material Adverse Effect"). The Company has
                               -----------------------
delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent. Exhibit C lists the directors and officers
                                    ---------
of the Company. The operations now being conducted by the Company have not been conducted under any other name.

     II.2 Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists of 3,000 shares of authorized Common Stock of which 2,100 shares are currently issued and will be outstanding on the Closing Date. There are no other classes or series of capital stock of the Company of any kind outstanding or issuable. The Company Common Stock is owned by the persons, with the domicile addresses and in the amounts set forth on Exhibit C. All outstanding shares of Company Common
                         ---------
Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

          (b) Except as set forth in Exhibit C, there are no options, warrants,
                                     ---------
calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

     II.3 Subsidiaries.  Except as set forth in Exhibit C, (i) the Company does
          ------------                          ---------
not have any subsidiaries or affiliated companies and does not otherwise own any shares in the capital of or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity, and (ii) the Company has never had any subsidiaries or affiliated companies and has never otherwise owned shares in the capital of or any interest in or control, directly or indirectly, of any other corporation, partnership association, joint venture or other business entity.

     II.4 Authority.  Each of the Company and the Principal Shareholders has all
          ---------
requisite corporate power and authority to enter into this Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action (except for obtaining stockholder approval) on the part of the Company and the Principal Shareholders, and no further action is required on their part to authorize the Agreement and the transactions contemplated hereby and thereby (except for obtaining stockholder approval). This Agreement has been duly executed and delivered by the Company and the Principal Shareholders and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes the valid and binding obligation of the Company and the Principal Shareholders, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

     II.5 No Conflict.  The execution and delivery of this Agreement does not,
          -----------
and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of
                                              --------
the Articles of Incorporation and Bylaws the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

     II.6 Consents.   No consent, waiver, approval, order or authorization of,
          --------
or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any
                                                   -------------------
third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, and (ii) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware.

     II.7 Company Financial Statements.  Exhibit C sets forth copies of (i) the
          ----------------------------   ---------
Company's unaudited balance sheet as of December 31, 1996 and the related unaudited statement of income for the seven-month period then ended (the "1996
                                                                          ----
Financials"), and (ii) the Company's unaudited balance sheet as of June 30, 1997
----------
and the related unaudited statement of income for the six-month period then ended (the "1997 Financials") (the 1996 Financials and the 1997 Financials being
            ---------------
sometimes collectively referred to herein as the "Company Financials").  The
                                                  ------------------
Company Financials are correct in all material respects and have been prepared in accordance with United States generally accepted accounting principles ("USGAAP") applied on a basis consistent throughout the periods indicated and
  ------
consistent with each other. The Company Financials present fairly in all material respects the financial condition and the results of operations of the Company as of the dates and during the periods indicated therein, subject in the case of the 1997 Financials to normal year-end adjustments applied on a consistent basis. The Company's audited balance sheet as of December 31, 1996 (including the notes and schedules thereto), which shall be delivered by the Company to Parent and Merger Sub prior to the Effective Time pursuant to Section 6.3(h) hereof, shall be referred to herein as the "Balance Sheet."
                                                   -------------

     II.8 No Undisclosed Liabilities.  Except as set forth in Exhibit C, the
          --------------------------                          ---------
Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with USGAAP), which individually or in the aggregate (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since December 31, 1996.

     II.9 No Changes.  Except as set forth in Exhibit C, since December 31,
          ----------                          ---------
1996, there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

          (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $25,000;

          (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (g) revaluation by the Company of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

          (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

          (j) any agreement, contract, lease or commitment (collectively a "Company Agreement") or any extension or modification of the terms of any
 -----------------
Company Agreement which (i) involves the payment by the Company of greater than $25,000 per annum or which extends for more than one year, (ii) involves any Company payment or obligation to any affiliate of the Company other than in the ordinary course of business as conducted on that date and consistent with past practices, or (iii) involves the sale of any material assets;

          (k) sale, lease, license or other disposition of any of the assets or properties of the Company, or any creation of any security interest in such assets or properties except in the ordinary course of business as conducted on that date and consistent with past practices;

          (l) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

          (m) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (n) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

          (o) the commencement or notice or threat of commencement of any lawsuit or proceeding against, or investigation of, the Company or its affairs;

          (p) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.13 below) or of infringement by the Company of any third party's Intellectual Property rights;

          (q) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (r) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined in Section 2.13 below) to the Company;

          (s) any event or condition of any character that has or may have a Material Adverse Effect on the Company; or

          (t) negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through
(s) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     II.10  Tax Matters.
            -----------

          (a) Definition of Taxes.  For the purposes of this Agreement, "Tax"
              -------------------                                        ---
or, collectively, "Taxes," means (i) any and all federal, state, local and
                   -----
foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Tax Returns and Audits.  Except as set forth in Exhibit C:
              ----------------------                          ---------

          (i) The Company as of the Closing Date will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements and reports

("Returns") relating to any and all Taxes concerning or attributable to the
  -------
Company or its operations which are required to be filed on or prior to the Closing Date, and such Returns are true and correct and have been completed in accordance with applicable law.

          (ii) The Company as of the Closing Date (A) will have paid or accrued all Taxes it is required to pay or accrue as shown on the Returns and (B) will have withheld and timely remitted with respect to its employees all income taxes and other Taxes required to be withheld and remitted.

          (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (iv) No audit or other examination of any Return of the Company, is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

          (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with USGAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, relating to the seven-month period ended December 31, 1996.

          (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns filed for all years as to which any applicable statute of limitations has not expired.

          (vii)     There is no mortgage, pledge, security interest or lien or other
encumbrance (each a "Lien") of any sort on the assets of the Company
                     ----
relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

          (viii) The Company Shareholders have no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on any material assets of the Company.

          (ix) As of the Closing, there will not be any contract, agreement, plan or arrangement (except as may be contemplated in the provisions of this Agreement) covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company as an expense under Sections 162, 280G or 404 of the Code.

          (x) The Company is not a party to a tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

          (xi) The Company uses the accrual method of accounting for income tax purposes and its tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

     II.11  Restrictions on Business Activities.  Except as set forth in Exhibit
            -----------------------------------                          -------
C, there is no agreement (noncompete or otherwise), commitment, judgment,
-
injunction, order or decree to which the Company or any Principal Shareholder is a party or otherwise binding upon the Company which has or may have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. The Company has not entered into any agreement under which the Company is restricted from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     II.12  Title to Properties; Absence of Liens and Encumbrances; Condition of
            --------------------------------------------------------------------
Equipment.
---------

          (a) The Company does not own any real property, nor has it ever owned any real property. Exhibit C sets forth a list of all real property currently
                    ---------
leased by the Company the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the

Company Financials or in Exhibit C and except for Liens for taxes not yet due
                         ---------
and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

          (c) Exhibit C lists all material items of equipment (the "Equipment")
              ---------                                             ---------
owned or leased by the Company and such Equipment is, taken as a whole, (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          (d) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to Company's current and former customers (the "Customer Information"). Other
                                             --------------------
than normal rights of Company's customers to their own information, no third party possesses any claims or rights with respect to use of the Customer Information.

     II.13  Intellectual Property.
            ---------------------

          (a) For the purposes of this Agreement, the following terms have the following definitions:

          "Intellectual Property" shall mean any or all of the following and all
           ---------------------
rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and
(viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing throughout the world.

          "Intellectual Property of Company" shall mean any Intellectual
           --------------------------------
Property that: (i) is owned by or exclusively licensed to the Company, or (ii) which is necessary to the operation of the Company, including the design, manufacture and use of the products or performance of the services of the Company as it currently is operated or is reasonably anticipated to be operated in the future, but shall specifically not include any rights in or to materials created for clients as "work-made-for-hire" or which are subject to an exclusive
                        ------------------
assignment or license in favor of clients of the Company.

          (b) Exhibit C lists all of the Company's United States and foreign:
              ---------
(i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; and (v) any other Intellectual Property of Company that is the subject of an application, certificate or registration filed with, issued by, or recorded by, any state, government or other public legal authority (all of the foregoing, the "Registered Intellectual Property").
 --------------------------------

          (c) Each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

          (d) The contracts, licenses and agreements listed in Exhibit C include
                                                               ---------
all contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property with a value or cost in excess of $10,000, other than "shrink wrap" and similar commercial end-user licenses.
            -----------

          (e) The contracts, licenses and agreements listed in Exhibit C with
                                                               ---------
respect to any Intellectual Property (the "Intellectual Property Contracts") are
                                           -------------------------------
in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of any Intellectual Property Contract. The Company is in compliance with, and has not breached any term of any Intellectual Property Contract, and, to the knowledge of the Company and the Principal Shareholders, all other parties to the Intellectual Property Contracts are in compliance with, and have not breached any term of, such contracts. Following the Closing Date, Sub will be permitted to exercise all the Company's rights under the Intellectual Property Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

          (f) Except as set forth in Exhibit C:  (i) no person has any rights to
                                     ---------
use any of the Intellectual Property of the Company; and (ii) the Company has not granted to any Person, or authorized any Person to retain, any rights in the Intellectual Property of Company.

          (g) Except as set forth in Exhibit C:  (i) the Company owns and has
                                     ---------
good and exclusive title to each item of Intellectual Property listed in Exhibit
                                                                         -------
C, free and clear of any Lien; and (ii) the Company owns, or has the right,
-
pursuant to a valid Contract to use or operate under, all other Intellectual Property of the Company.

          (h) The operation of the business of the Company as it currently is conducted or is reasonably contemplated to be conducted, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of services, does not infringe or misappropriate the Intellectual Property of any other person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition.

          (i) The Company has not received notice from any person that the operation of the business of the Company, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of its services, infringes or misappropriates the Intellectual Property of any person, violates the rights of any person (including rights to privacy or publicity), or constitutes unfair competition.

          (j) The Company owns or has the right to all Intellectual Property necessary to the conduct of its business as it currently is conducted or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture and sale of all products currently manufactured or sold by the Company or under development by the Company and the performance of all services provided or contemplated to be provided by the Company.

          (k) Exhibit C lists all contracts, licenses and agreements between the
              ---------
Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement by the Company or such other Person of the Intellectual Property rights of any other person,

          (l) Except as listed in Exhibit C, there are no contracts, licenses
                                  ---------
and agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company or the Principal Shareholders regarding the scope of such agreement or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

          (m) Except as listed in Exhibit C, to the knowledge of the Company and
                                  ---------
the Principal Shareholders, no person is infringing or misappropriating any of the Intellectual Property of Company.

          (n) Except as listed in Exhibit C, there are no claims asserted
                                  ---------
against the Company or against any customer of the Company, related to any product or service of the Company.

          (o) No Intellectual Property of Company or product or service of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by the Company.

          (p) The Company has, and enforces, a policy requiring each employee and contractor to execute proprietary information and confidentiality agreements substantially in the Company's standard forms and all current and former employees and contractors of the Company have executed such an agreement.

          (q) No (i) product, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of the Company, constitutes obscene material, a defamatory statement or material, or violates any rights, including rights of publicity or privacy, of any person.

     II.14  Agreements, Contracts and Commitments.
            -------------------------------------

          (a) Except as set forth in Exhibit C, the Company does not have, or is
                                     ---------
not bound by (other than pursuant to applicable law):

                 (i) any collective bargaining agreement,

                 (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                 (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                 (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

                 (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                 (vi) any fidelity or surety bond or completion bond,

                 (vii) any lease of personal property having a value individually in excess of $25,000,

                 (viii) any agreement of indemnification or guaranty, other than as set forth in agreements listed in Exhibit C,
                                          ---------

                 (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                 (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000,

                 (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                 (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

                 (xiii) any purchase order or contract for the purchase of materials involving $25,000 or more,

                 (xiv)  any construction contracts,

                 (xv) any distribution, joint marketing or development agreement, or

                 (xvi) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

          (b) The Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, license or commitment to which it is a party, by which it benefits or by which it is bound (any such agreement, contract, license or commitment, a "Contract"), nor does the Company or any
                                    --------
Principal Shareholder know of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, except as otherwise disclosed in Exhibit C, is not, to the knowledge of the Company or any Principal Shareholder,
---------
subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger so that all such Contracts will remain in effect without modification after the Closing.

     II.15  Interested Party Transactions.  Except as set forth in Exhibit C, no
            -----------------------------                          ---------
officer, director or Principal Shareholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this
                                    ----------------------
Section 2.15.

     II.16  Governmental Authorization.  Exhibit C accurately lists each
            --------------------------   ---------
consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company Authorizations are
                     ----------------------
in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     II.17  Litigation.  There is no action, suit or proceeding of any nature
            ----------
pending, or to the Company's or the Principal Shareholders' knowledge threatened, against the Company, its properties or any of its officers or directors, nor, to the knowledge of the Principal Shareholders, is there any reasonable basis therefor. There is no investigation pending or, to the Company's or Principal Shareholders' knowledge threatened, against the Company, its properties or any of its officers or directors (nor, to the best knowledge of the Principal Shareholders, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products or services in the present manner or style thereof.

     II.18  Accounts Receivable.
            -------------------

          (a) Prior to the Closing, the Company will make available to Parent a list of all accounts receivable of the Company as of May 31, 1997 ("Accounts
                                                                    --------
Receivable"), along with a range of days elapsed since invoice.
----------

          (b) All Accounts Receivable of the Company arose in the ordinary course of business, are carried at values determined in accordance with USGAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Company Financials. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

     II.19  Minute Books.  The minutes of the Company made available to counsel
            ------------
for Parent are the only minutes of the Company and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of the Company and its shareholders or actions by written consent since the time of incorporation of the Company.

     II.20  Environmental Matters.
            ---------------------

          (a) Hazardous Material.  The Company has not: (i) operated any
              ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PBS, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"),
                                                          ------------------
but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or, to the Company's or Principal Shareholders' knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, during the period that the Company has owned, operated, occupied or leased such property.

          (b) Hazardous Materials Activities.  The Company has not transported,
              ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation,
    ------------------------------
treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits.  The Company currently holds all environmental approvals,
              -------
permits, licenses, clearances and consents (the "Environmental Permits")
                                                 ---------------------
necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

          (d) Environmental Liabilities.  No action, proceeding, revocation
              -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Principal Shareholders' knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Principal Shareholders have no knowledge of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     II.21  Brokers' and Finders' Fees; Third Party Expenses.  Except as set
            ------------------------------------------------
forth in Exhibit C, the Company has not incurred, nor will it incur, directly or
         ---------
indirectly, any liability for brokers' or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Exhibit C sets forth the principal terms and conditions of
                      ---------
any agreement, written or oral, with respect to such fees.  Exhibit C sets forth
                                                            ---------
the Company's current reasonable estimate of all third party expenses expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     II.22  Employee Benefit Plans and Compensation.
            ---------------------------------------

          (a) For purposes of this Section 2.22, the following terms shall have the meanings set forth below:

                 (i) "Employee Plan" shall refer to any plan, program, policy,
                      -------------
practice, contract, agreement or other arrangement established by the Company providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, any plan which is or has been maintained, con tributed to, or required to be contributed to, by the Company for the benefit of any "Employee" (as defined below), and pursuant to which the Company
                --------
has or may have any material liability, contingent or otherwise;

                 (ii)   "Employee" shall mean any current, former, or retired
                         --------
employee, officer, or director of the Company; and

                (iii)    "Employee Agreement" shall refer to each employment,
                          ------------------
severance, consulting or similar agreement or contract between the Company and any Employee.

          (b) Schedule.  Exhibit C contains an accurate and complete list of
              --------   ---------
each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent (i) required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or (ii) as required or contemplated by the terms of this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c) Documents.  The Company has provided to Parent: (i) correct and
              ---------
complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used therewith; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (v) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and corre spondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company
                                          ---
Employee Plan; (vi) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; and (vii) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company.

          (d) Employee Plan Compliance.  (i) The Company has performed all
              ------------------------
obligations required to be performed by it under each Employee Plan and each Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including ERISA and the Code; (ii) no "prohibited transaction,"
                                                    ----------------------
within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company or the Principal Shareholders threatened or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (iii) each Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to the Company, Parent or Sub (other than ordinary administration expenses typically incurred in a termination event); (iv) there are no inquiries or proceedings pending or, to the knowledge of the Company or any Principal Shareholders threatened by the IRS or DOL with respect to any Company Employee Plan; and (v) the Company is not subject to any penalty or tax with respect to any Company Employee Plan under
Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

          (e) Pension Plans.  The Company does not now, nor has it ever,
              -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) Multiemployer Plans.  At no time has the Company contributed to or
              -------------------
been requested to contribute to any Multiemployer Plan.

          (g) No Post-Employment Obligations.  Except as set forth in Exhibit C
              ------------------------------                          ---------
or as contemplated by the terms of this Agreement, no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h) No Conflicts.  The execution of this Agreement and the
              ------------
consummation of the transactions contemplated hereby will not constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (i) Employment Matters.  Except as set forth in Exhibit C, the Company
              ------------------                          ---------
(i) is in compliance with all applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (j) Labor.  No work stoppage or labor strike against the Company is
              -----
pending, or to the knowledge of the Company and the Principal Shareholders, threatened. The Company is not involved in or, to the knowledge of the Principal Shareholders, threatened with any labor dispute, grievance, or litigation relating to labor, safety, discrimination, or harassment matters involving any Employee, including, without limitation, charges of unfair labor practices, discrimination, or harassment complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company, Parent or Sub. The Company has not engaged in any unfair labor practices which could, individually or in the aggregate, directly or indirectly result in a liability to the Company, Parent or Sub. The Company is not presently, or has in the past, been a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

     II.23  Insurance.  Exhibit C lists all insurance policies and fidelity
            ---------   ---------
bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company and the Principal Shareholders have no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     II.24  Compliance with Laws.  The Company has complied with, is not in
            --------------------
violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     II.25  Third Party Consents.  Except as set forth in Exhibit C, no consent
            --------------------                          ---------
or approval is needed from any third party in order to effect the Merger or any of the transactions contemplated by this Agreement.

     II.26  Warranties; Indemnities.  Exhibit C sets forth a summary of all
            -----------------------   ---------
warranties and indemnities relating to products sold or services rendered by the Company, and no warranty or indemnity has been given by the Company which differs therefrom in any material respect. Exhibit C also indicates all
                                            ---------
warranty and indemnity claims in excess of $25,000 made against the Company.

     II.27  Complete Copies of Materials.  The Company has delivered or made
            ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

     II.28  Representations Complete.  None of the representations or warranties
            ------------------------
made by the Company or the Principal Shareholders (as modified by the Exhibit
                                                                      -------
C), nor any statement made in Exhibit C or any certificate furnished by the
                              ---------
Company or the Principal Shareholders pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the Company Shareholders in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     II.29  Business Plan.  The Company will provide to Parent a true and
            -------------
complete copy of a business plan for the Company's planned operations during the period beginning July 1, 1997 and ending June 30, 1998 (the "Business Plan"),
                                                             -------------
which will include, without limitation, a description of the Company's capital requirements, staffing needs, and a pro forma income statement. The Business Plan is attached to Exhibit C hereto.
                    ---------

     II.30  Backlog Report.  The Company has provided to Parent a detailed and
            --------------
accurate list of all orders booked but not yet completed, giving the status of each order as of a recent date. The backlog report is attached to Exhibit C
                                                                   ---------
hereto.

     II.31  Principal Shareholder Investment Representations.  Each Principal
            ------------------------------------------------
Shareholder, severally and not jointly, hereby makes all of the representations and warranties set forth in Section 1 of the Shareholder's Certificate attached hereto as Exhibit D as if such representations and warranties were set forth in
          ---------
full herein.


                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company as follows:

     III.1  Organization, Standing and Power.  Parent is a corporation duly
            --------------------------------
organized, validly existing and in good standing under the laws of the State of Utah. Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including tangible assets), financial condition, results of operations or prospects of Parent or Sub. Parent has delivered to the Company a true and correct copy of the Articles of Incorporation and Bylaws, each as amended to date, of each of Parent and Sub.

     III.2  Authority; Consents.  Each of Parent and Sub has all requisite
            -------------------
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub and no further action is required on their part to authorize the Agreement and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Parent and Sub and constitutes the valid and binding obligations of Parent and Sub, enforceable in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by Parent and Sub does not, and, as of the Closing, the consummation of the transactions contemplated hereby and thereby will not, Conflict with (i) any provision of the respective Articles of Incorporation or Bylaws of Parent or Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or Sub or any of their respective properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance rule or regulation applicable to Parent or Sub. No consent, waiver, approval, or registration, declaration or filing with, any Governmental Entity or any third party, including a party to any agreement with Parent or Sub (so as not to trigger any Conflict), is required by or with respect to any of the Parent or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     III.3  Capital Structure.
            -----------------

          (a) (i) The authorized stock of Parent consists of 50,000,000 shares of Common Stock, $.001 par value, of which 19,137,001 shares are issued and outstanding and 27,988,501 shares of Preferred Stock, $.001 par value, of which 18,678,500 shares are designated Series A Preferred Stock, 18,518,500 of which are issued and outstanding, and 9,310,001 shares are designated Series B Preferred Stock, all of which are issued and outstanding. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Parent has also reserved (i) 3,900,000 shares of Common Stock for issuance to employees and consultants pursuant to Parent's 1996 Stock Option Plan and 1996 Equity Compensation Plan, (ii) 160,000 shares of Series A Preferred Stock for issuance upon the exercise of outstanding warrants to purchase Series A Preferred Stock (the "Warrant Stock"), (iii) 160,000 shares of
                                        -------------
Common Stock for issuance upon conversion of the Warrant Stock, (iv) 1,000,000 shares of Common Stock for issuance upon the exercise of warrants to purchase Common Stock issued or issuable pursuant to the Company's 1997 Affiliate Warrant Program, (v) 300,000 shares of Common Stock for issuance upon the exercise of other warrants to purchase Common Stock, and (vi) 10,000,000 shares of Common Stock for issuance under the Parent's 1997 Acquisition Stock Option Plan. There are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

          (ii) If the Closing has not occurred on or before June 30, 1997, the Company shall prepare a revised version of Section 3(a)(i) above as of such date, and attach it hereto as Exhibit C-1.
                              -----------

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and non-assessable and not subject to any unwaived preemptive rights.

     III.4  Brokers' and Finders' Fees. The Parent has not incurred, nor will it
            --------------------------
incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     III.5  No Changes. Except as otherwise disclosed in this Agreement or in
            ----------
Exhibit C-1 hereto, there have been no material adverse changes to the Parent's
-----------
financial condition or operating results from the information contained in (i) Parent's Franchise Offering Circular dated effective December 23, 1996, (ii) the Confidential Offering Memorandum dated February 1997, relating to Parent's Series C Preferred Stock offering, (iii) the Parent's audited balance sheet as of December 31, 1996 and statements of operations and cash flows for the year then ended (the "Parent Audited Financial Statements") and (iv) if the Closing
                 -----------------------------------
shall not have occurred on or before June 30, 1997, (A) the Parent's unaudited pro forma consolidated balance sheet as of June 30, 1997, and the related unaudited pro forma consolidated statements of income and cash flows for the six-month period then ended (the "Parent Unaudited Financial Statements"), and
                                  -------------------------------------
(B) an updated version of the Audited Financial Statements, all of which Parent shall deliver to the Company prior to the Closing. The Offering Circular, the Confidential Offering Memorandum, the Parent Audited Financial Statements, and the Parent Unaudited Financial Statements are collectively referred to herein as the "Parent Documents." Each financial statement included in the Parent
     ----------------
Documents has been prepared in accordance with USGAAP applied on a consistent basis throughout the periods indicated, and fairly presents the financial condition, results of operations and cash flows of the Parent and its subsidiaries as of the dates and for the periods indicated therein, subject in the case of the Parent Unaudited Financial Statements, to normal year-end adjustments applied on a consistent basis.

     III.6  Issuance of Parent Common Stock.  Parent shall at all times reserve
            -------------------------------
sufficient shares of Parent Common Stock to satisfy any issuances required to be made to the Company Shareholders and New Employees in accordance with Parent's obligations under this Agreement.

     III.7  Representations Complete.  None of the representations or warranties
            ------------------------
made by Parent or Sub, nor any of the statements made in Exhibit C-1 or any
                                                         -----------
certificate furnished by Parent or Sub pursuant to this Agreement, or furnished in connection with the Merger, contains or will contain at the Closing or at the time it was furnished to the Company Shareholders with respect to obtaining the approval referred to in Section 6.2(e) hereof any untrue statement of a material fact, or omits or will omit on the Closing Date or at the time it was furnished to the Company Shareholders with respect to the approval referred to in Section 6.2(e) hereof to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

     III.8  Complete Copies of Materials.  Parent has delivered or made
            ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by the Company, the Principal Shareholders or their respective counsel.


                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     IV.1 Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organization, keep available the services of present officers and key employees and preserve relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company, and any material event involving the Company. Except as expressly contemplated by this Agreement or set forth on Exhibit C, the Company shall not, without the prior written consent of Parent:
---------

          (a) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in
Section 2.9 hereof;

          (b) Transfer to any person or entity any rights to the Intellectual Property of the Company;

          (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

          (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in

Exhibit C;
---------

          (e)  Commence any litigation;

          (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

          (g) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities con vertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

          (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

          (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (l) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement, except in the ordinary course of business and consistent with past practices;

          (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

          (n) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

          (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (p) Take any action which could jeopardize the tax-free reorganization hereunder;

          (q) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financials (or the notes thereto);

          (r) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (s) Enter into any strategic alliance or joint marketing arrangement or agreement; or

          (t) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (s) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

          If the Closing shall not have occurred on or before June 30, 1997, the Parent shall be deemed to have consented to any action taken by the Company that would otherwise constitute a breach of a covenant set forth in this Section 4.1, provided that each such action is set forth on the revised version of Exhibit C
-------- ----                                                         ---------
prepared as of such date.

     IV.2 No Solicitation.  Until the earlier of the Effective Time or the date
          ---------------
of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, neither the Company nor any of the Principal Shareholders will (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (b) provide information with respect to it to any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets by any person, other than by Parent. In addition to the foregoing, if the Company or any Principal Shareholder receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company or the Principal Shareholder, as applicable shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     V.1  Parent's Right of First Refusal.
          -------------------------------

          (a) Parent's Right of First Refusal.  Before any shares issued
              -------------------------------
pursuant to this Agreement (the "Shares") may be sold or otherwise transferred
                                 ------
(including transfer by gift or operation of law), or any Shares held by a transferee (either being sometimes referred to herein as the "Holder") may be
                                                              ------
sold, the Parent or its assignee(s) shall have a right of first refusal to purchase such Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").
 ----------------------

          (b) Notice of Proposed Transfer.  The Holder of the Shares shall
              ---------------------------
deliver to the Parent a written notice (the "Notice") stating:  (i) the Holder's
                                             ------
bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the
                                              -------------------
number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares
                          -------------
at the Offered Price to the Parent or its assignee(s).

          (c) Exercise of Right of First Refusal.  At any time within thirty
              ----------------------------------
(30) days after receipt of the Notice, the Parent or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (d) below.

          (d) Purchase Price.  The purchase price ("Parent Purchase Price") for
              --------------                        ---------------------
the Shares purchased by the Parent or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the Parent may match such non-cash considera tion with such other cash or non-cash consideration as shall be determined by the Board of Directors of the Parent in good faith. If the Shares are being transferred by gift (other than pursuant to Section 5.1(g) below), the Parent Purchase Price shall be the product of the Fair Value

Per Share multiplied by the number of Shares proposed to be gifted.

          (e) Payment.  Payment of the Parent Purchase Price shall be made, at
              -------
the option of the Parent or its assignee(s), in cash (by check), by wire transfer, by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Parent (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice; provided,
                                                                  --------
however, that no claims by Parent for indemnification for Losses from the Escrow
-------
Fund or the Principal Shareholders which have been disputed by the Principal Shareholders shall be considered "indebtedness" for purposes of this Section
                                  ------------
5.1(e).

          (f) Holder's Right to Transfer.  If all of the Shares proposed in the
              --------------------------
Notice to be transferred to a given Proposed Transferee are not purchased by the Parent or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Parent, and the Parent or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

          (g) Exception for Certain Family Transfers.  Anything to the contrary
              --------------------------------------
contained in this Section notwithstanding, the transfer of any or all of the Shares during the Holder's lifetime or on the Holder's death by will or intestacy to the Holder's immediate family or a trust for the benefit of the Holders immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or
 ----------------
antecedent, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

          (h) Termination of Right of First Refusal.  The Right of First Refusal
              -------------------------------------
shall terminate as to any Shares 90 days after the first sale of Common Stock of the Parent to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     V.2  Market Standoff Agreement.  Each Company Shareholder hereby agrees
          -------------------------
that if so requested by the Parent or any representative of the underwriters in connection with any registration of the offering of any Shares under the Securities Act, such Company Shareholder shall not sell or otherwise transfer, pledge, hypothecate or otherwise decrease his market risk or beneficial ownership in any Shares or other securities of the Parent during the 180-day period following the date of the final Prospectus contained in a registration statement of the Parent filed under the

Securities Act; provided, however, that such restriction shall only apply to the first registration statement of the Parent to become effective under the Securities Act which includes securities to be sold on behalf of the Parent to the general public in an underwritten public offering under the Securities Act. The Parent may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

     V.3  Restriction on Competition.
          --------------------------

          (a) Restricted Activities.  For a period of three (3) years beginning
              ---------------------
on the Closing Date, no Principal Shareholder shall:

          (i) engage in, including as an employee, consultant or otherwise, or own any interest (except as a passive investor of less than five percent (5%) of total debt and equity) in any business or other activity that would compete with the Parent's; or

          (ii) divert or attempt to divert any existing or prospective business or customers of the Parent (including any affiliates of the Parent) to any other person or entity, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Parent or its affiliates; or

          (iii) solicit any person for employment who is at that time already employed by Parent or any of its affiliates, or otherwise directly or indirectly induce or seek to induce such person to leave his or her employment.

          (b)  Scope of Restriction.
               --------------------

          (i) This Section shall apply in the SMSA where the Company is located.

          (ii) In the event that any other provision of this Section 5.3 or the application of any such provision shall be held to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. The remaining provisions of this covenant to refrain from competition shall remain in full force and effect, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall use their best efforts to replace the provision that is contrary to law with a legal one approximating to the extent possible the original intent of the parties.

          (iii) In the event that a Principal Shareholder, who also is a New Employee, is terminated from employment by Parent without cause at any time within three (3) years of the Closing Date, then the term of the restrictions imposed by this Section 5.3 shall be reduced to six (6) months and that terminated Principal Shareholder/New Employee shall receive severance benefits from Parent equal to six (6) months salary and employee benefits. For the purposes solely of this Agreement, "cause" for a Principal Shareholder's
                                    -----
termination shall exist at
any time upon the occurrence of any of the following events:

          (c) acts of dishonesty by the Principal Shareholder;

          (d) gross negligence or willful malfeasance by the Principal Shareholder in the performance of his duties;

          (e) the Principal Shareholder's conviction of a crime relating to his employment, or of any felony;

          (f) physical or mental disability of the Principal Shareholder which prevents performance of his duties for a consecutive period of at least 120 days, or at least 150 days in a period of 200 days; or

          (g) death of the Principal Shareholder.

     V.4  Confidentiality.  Each of the parties hereto hereby agrees to keep
          ---------------
such information or knowledge obtained pursuant to the negotiation and execution of this Agreement, or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to
              --------  -------
information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is or becomes generally known to the public and did not become so known through any violation of law or this Agreement by the non-disclosing party, (c) is later lawfully acquired by such party from other sources, or (d) is required to be disclosed by order of court or government agency after seeking any reasonably available protection against general disclosure; it being understood that the parties may disclose relevant information and knowledge to their respective employees and agents on a need to know basis, provided that the parties cause such employees and agents to treat such information and knowledge confidentially.

     V.5  Expenses.  Whether or not the Acquisition is consummated, all fees and
          --------
expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     V.6  Public Disclosure.  Unless otherwise required by law or any applicable
          -----------------
rule of a stock exchange or quotation system upon which a parties' securities are listed, prior to the Closing Date, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by the Company or the Principal Shareholders unless (a) approved by Parent prior to release, provided that such approval shall not be unreasonably withheld, subject to Parent's and the Company's or the Principal Shareholders' obligation to comply with applicable securities laws or fiduciary obligations, and (b) except that the Company and the Principal Shareholders shall be entitled to disclose information necessary to respond to or explain any materially inaccurate public disclosure made by Parent or Sub concerning this Agreement or the transactions contemplated hereby.

     V.7  Post-Closing Employment of Company Employees.
          --------------------------------------------

          (a) Company shall terminate each employee of Company on and as of the Closing Date, effective as of close of business on the Closing Date. Except as provided in Section 5.19 hereof Parent will hire on the Closing Date, effective as of the close of business on the Closing Date, on an "at will" basis and
                                                        -------
subject to Parent's terms, conditions and policies of employment, if any, each of those persons who are employed by Company and are terminated by Company on the Closing Date pursuant to the foregoing sentence. Nothing contained in this
Section is intended or shall be deemed to (a) require Parent to employ such persons for any fixed or pre-determined time after the Closing, or (b) confer upon any employee of Company, past, present, or future, any rights of employment of any nature, it being understood and agreed that the provisions of this Section are intended to set forth an agreement among Parent and Company, and are not intended to benefit any persons not party to this Agreement, including such employees. Parent and Company hereby agree to adopt the alternate procedure of Rev. Proc. 96-60 for purposes of employer payroll withholding.

          (b) In connection with hiring the Company's employees (the "New
                                                                      ---
Employees") as set forth in Section 5.7(a) above, Parent shall grant to the New
---------
Employees stock options (each an "Original Option") to purchase Parent Common
                                  ---------------
Stock in an aggregate number equal to the number of shares paid as the Original Purchase Price. Such stock options shall be incentive stock options to the extent permissible under applicable law. Such incentive stock options shall be issued to the New Employees, and in the amounts, requested by the Company in writing at the Closing. The exercise price of each option shall be the fair market value of the Common Stock subject to such option on the Closing Date as determined in good faith and authorized by the Board of Directors of the Parent. Such options shall not be exercisable at the date of grant, but shall become exercisable as to one-thirty-sixth (1/36) of the shares subject to such option each month after the Closing Date, provided, however, that no option shall become exercisable with respect to any shares at any time following the date that the New Employee to whom the option was granted ceases to be an employee or consultant of the Parent (an "Employee Termination"), and provided further that
                              --------------------
the term of any such option shall expire if not exercised, and to the extent not exercisable, ninety (90) days after the date of the Employee Termination. Accordingly, any New Employee who receives an option must exercise it (but only to the extent then exercisable), if at all, within ninety (90) days after an Employee Termination. Notwithstanding the foregoing, in the event of any Employee Termination due to the death or disability of the New Employee, the New Employee or his estate shall have twelve (12) months to exercise the option to the extent it was exercisable on the date of the Employee Termination; thereafter, the option shall terminate as to any unexercised portion. New Employee acknowledges that New Employee may be taxed under the Code on the difference between the fair market value of shares purchased pursuant to any exercised option less the exercise price paid on the date of any such exercise and that the Parent may withhold any applicable taxes from New Employee's regular pay or, if insufficient, that New

Employee will make any required withholding payment to the Parent. New Employee also acknowledges that there may be state or local tax due upon exercise of the option, and that any such tax is the obligation of the New Employee and not the Parent. The terms of the options as described in this paragraph are subject to the definitive form of option agreement attached hereto as Exhibit E.
                                                           ---------

          (c) Also in connection with hiring the New Employees, Parent agrees to issue to each of them a bonus payable in Parent Common Stock equal to the aggregate exercise price of the Original Options (the "Stock Bonus"). The Stock
                                                       -----------
Bonus shall be, as to each New Employee, for such number of shares of Parent Common Stock as shall be equal, on the date paid, and in the good faith judgment of the Parent's Board of Directors, to the aggregate exercise price of the exercisable portion of such New Employee's Original Option. The Stock Bonus shall be made to such New Employee on the earlier of: (i) in the event that the New Employee's employment by Parent or any wholly owned subsidiary of Parent terminates before the date five years subsequent to the date of this Agreement, on the date of such termination (but only that number of shares required pursuant to this paragraph), (ii) if on the date three years subsequent to the date of this Agreement the Parent shall have a class of equity securities that has been publicly traded on a national exchange or quotation system for at least 180 days, then on such date three years subsequent to the date of this Agreement and (iii) in the event that on the date three years subsequent to the date of this Agreement the Parent shall not have a class of equity securities that has been publicly traded on a national securities exchange or quotation system for at least 180 days, then on the first business day after the date three years subsequent to the date of this Agreement that the Parent shall have a class of equity securities that has been publicly traded on a national securities exchange or quotation system for 180 days. New Employee acknowledges that there may be federal, state or local tax due upon receipt of the Stock Bonus, that Parent may withhold any applicable taxes from New Employee's regular pay or, if insufficient, that New Employee will make any required withholding payment to Parent, and that any such tax is the obligation of the New Employee and not the Parent.

          (d) In addition to the Original Option and the Stock Bonus, in the event that any additional shares of Parent's Common Stock are issued pursuant to the Purchase Price Adjustment provisions of Section 1.10, an additional option, in form and substance substantially similar to the Original Option (but with an exercise price determined based on the date of issuance) (the "Additional
                                                               ----------
Option"), and an additional stock bonus commitment (the "Additional Stock
------                                                   ----------------
Bonus") proportionate to the Additional Option, in form and substance
-----
substantially similar to that described in paragraph (c) of this Section, shall be issued by the Parent to any then-remaining employee or consultant of Parent or Sub who received an Original Option. The number of shares subject to any such Additional Option shall be calculated by taking the number of shares issued pursuant to such Purchase Price Adjustment provisions multiplied by three (3) and then determining the individual recipients' pro rata share based on the number of shares subject to each recipient's Original Option compared to the number of shares subject to the total of Original Options granted to then remaining employees and consultants. For each recipient, the number of shares granted in the Additional Stock Bonus shall be proportionate to the Additional Option. Any such Additional Options and Additional Stock Bonuses shall be granted at the next regularly scheduled meeting of the Parent's board of directors following the date of any Purchase Price Adjustment pursuant to Section 1.10.

     V.8  Treatment of Affiliate Warrants.  To the extent that any affiliate of
          -------------------------------
the Company has received or has the right to receive any warrants under Parent's Affiliate Warrant Program, the warrants received or to be received thereunder shall remain in full force and effect and, to the extent required to make calculations of shares issuable under such warrants, Parent shall estimate in good faith the business measures of the Surviving Corporation as necessary to such calculations, with the intent of preserving the economic value of such warrants to the holders thereof following the completion of the acquisition contemplated hereby.

     V.9  Access to Information.  The Company shall afford Parent and its
          ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.9 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     V.10 Consents.  The Company shall use its best efforts to obtain the
          --------
consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Exhibit C) so as to preserve all rights of, and benefits to, the
         ---------
Company thereunder.

     V.11 FIRPTA Compliance.  On the Closing Date, the Company shall deliver to
          -----------------
Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

     V.12 Best Efforts.  Subject to the terms and conditions provided in this
          ------------
Agreement, each of the parties hereto shall use its best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that, other than as set forth in or contemplated by this Agreement,
-------- ----
neither the Parent nor the Company or any Principal Shareholder shall be required to agree to any divestiture by the Parent or the Company or any of the Parent's or the Company's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of the Parent or its affiliates or of the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     V.13 Notification of Certain Matters.  The Company shall give prompt notice
          -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or the Principal Shareholders and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.13 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     V.14 Preparation of Tax Returns.  The Principal Shareholders shall prepare
          --------------------------
or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are required to be filed after the Closing Date. Such returns shall be prepared in accordance with applicable law and past practices consistently applied. The Principal Shareholders shall permit Parent to review and comment on each such Tax Return prior to filing; provided, however, that any such review by Parent
                            --------  -------
shall be completed prior to, and the Principal Shareholders shall be entitled to cause such Tax Returns to be filed by, any applicable filing deadline. Parent shall cause Sub to afford the Principal Shareholders access during normal business hours to all of the books and records (financial and otherwise) of the Sub or the Company relating to any period prior to the Closing Date and necessary for the preparation of such tax Returns, and to cause the Tax Returns to be properly executed, timely filed and vigorously defended in any audit or other review by the applicable tax authorities. To the extent not reserved against or provided for in the Company Financials or the Company's accounts existing on or prior to the Closing Date, the Principal Shareholders shall reimburse the Company for any Taxes of the Company with respect to all periods or portions thereof ending on or prior to the Closing Date.

     V.15 Additional Documents and Further Assurances.  Each party hereto, at
          -------------------------------------------
the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     V.16 Section 368 Compliance.  From and after the Effective Time, neither
          ----------------------
Parent, Sub, or the Company shall take any action that will cause the Merger not to be treated as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").
                                                ----

     V.17 Parent Policies.  The Company and Principal Shareholders acknowledge
          ---------------
that Parent has implemented policies regarding the operation of subsidiary entities such as the Company will be following the Merger. The Company and Principal Shareholders acknowledge and agree that such policies, or any such amended or replacement policies that are reasonably similar in scope, nature or effect, are anticipated to be in place following the Merger, and the Company and Principal Shareholders hereby indicate their intention to act in substantial compliance with all such policies subject to the provisions of Section 5.19 hereof. Such policies shall not provide for Parent overhead allocations from Parent to Company or Sub, unless otherwise agreed in advance by the parties.

     V.18 Similar Transactions.  Each party understands and agrees that the
          --------------------
Parent may acquire other entities that are in a business similar to that of the Company. In the event that, prior to the Second Adjustment Date, Parent acquires another entity similar to the Company on terms substantially more favorable to the equity owners of such entity after taking into account the similarities and differences of the businesses, then the valuation of the Company at the First Adjustment Date and the Second Adjustment Date shall be recalculated to take into account such favorable treatment and the First Adjustment to Purchase Price and Second Adjustment to Purchase Price shall be recalculated promptly on such more favorable basis. Any additional shares due to the Company Shareholders upon such recalculation shall be issued promptly to the Company Shareholders.

     V.19 Operation of Sub During Adjustment Periods.  In consideration of, and
          ------------------------------------------
to accommodate the unusually high rate of growth projected for, the Surviving Corporation in the Business Plan (which has been thoroughly reviewed by and agreed to by the Parent after numerous changes and modifications to accomodate the Parent's needs and desires going forward), the Parent, Sub, the Company and the Principal Shareholders agree to the following:

          (a) The Parent and each Principal Shareholder shall have entered into an employment agreement substantially in the form attached hereto as Exhibit F.
                                                                     ---------

          (b) Until the close of business on the last business day of the twelfth full month after the Closing Date:

          (i) Sub shall have the same geographic terms it had while operating as a franchisee of Parent prior to the transaction contemplated hereby until Parent and the Principal Shareholders shall mutually agree otherwise.

          (ii) If the Shareholder Representative of Sub so requests in writing (the "Funding Request"), Parent agrees to transfer to Sub's bank account within
      ---------------
five (5) days of receipt of a Funding Request sufficient cash to fund (1) the operating losses of Sub (without taking into account any non-cash charges, such as depreciation or amortization) plus (2) any other expenditures of cash which Sub reflects to make which are not reflected in the computation of the operating loss, it being the intention of the parties hereto that the funding commitment by Parent to Sub pursuant to this Section 5.19(b)(ii) is based on negative cashflow that is not affected by non-cash occurrences. The calculation of the sum of (1) and (2) above must be set forth in the Funding Request and is subject to the review of Parent to ensure a correct computation. The maximum amount of funds that Parent shall be obligated to transfer pursuant to this subsection 5.19(b)(ii) shall be the Monthly Limit (as defined below) in any particular calendar month and $1,200,000 in the aggregate. The Monthly Limit shall initially be set at $250,000 for the month of July 1997, and shall be increased (or decreased) for each successive calendar month by the amount by which the aggregate amount of funds transferred by Parent pursuant to this subsection 5.19(b)(ii) is lower (or greater) than the prior month's Monthly Limit. For example, if in the first month Parent transfers $200,000, then the Monthly Limit in the second month shall be increased to $300,000; if in the second month the Parent transfers $350,000, then the Monthly Limit in the third month shall be reduced to $250,000. Notwithstanding the foregoing, Parent's obligation to provide funds to Sub pursuant to this subsection 5.19(b)(ii) shall terminate and be nonrenewable if the cumulative sum from July 1, 1997 to the last day of any calendar month subsequent to the Closing Date of either the "Total Revenues" or the "Profit (or
Loss) Before Taxes" of the Sub is below (or above in the case of a projected loss) 100% of the projected cumulative sum set forth in the Business Plan to the last day of such calendar month.

          (iii) Parent agrees not to direct Sub to take any action materially inconsistent with the Business Plan unless (A) substantially all of Parent's subsidiaries are being directed to take similar action or (B) the action is designed to increase Sub's valuation as calculated by the Valuation Model.

          (c) The Principal Shareholders shall have the right to cause the Sub to retain as consultants, under four-year contracts, any non-employee Company Shareholders, and such consultants shall have the same rights and privileges as all other Company Shareholders (including, without limitation, the right to participate (i) as Company Shareholders in all Purchase Price Adjustments, and
(ii) as New Employees with respect to the Original Options, Additional Options, and the Stock Bonus and the Additional Stock Bonus(es) referred to in Section
5.7 hereof), other than any rights granted to each Principal Shareholder pursuant to Section 5.19(a) above and the form of employment agreement attached hereto as Exhibit F.
          ---------


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     VI.1 Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) No Injunctions or Restraints; Illegality.  No temporary
              ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (b) Litigation.  There shall be no action, suit, claim or proceeding
              ----------
of any nature pending, or overtly threatened, against the Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

     VI.2 Additional Conditions to Obligations of Company.  The obligations of
          -----------------------------------------------
the Company and the Principal Shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations, Warranties and Covenants.  The representations
              -----------------------------------------
and warranties of Parent and Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b) Certificate of the Parent.  Company shall have been provided with
              -------------------------
a certificate executed on behalf of the Parent by its President to the effect that, as of the Effective Time:

          (i) all representations and warranties made by the Parent and Sub in this Agreement are true and correct in all material respects;

          (ii) all covenants and obligations of this Agreement to be performed by the Parent on or before such date have been so performed in all material respects.

          (c) Claims.  There shall not have occurred any claims (whether or not
              ------
asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the business, assets (including intangible assets), financial condition, results of operations of the Parent.

          (d) No Material Adverse Changes.  There shall not have occurred any
              ---------------------------
material adverse change in the business, assets (including intangible assets), financial condition, results of operations of the Parent, taken as a whole since December 31, 1996.

          (e) Company Stockholder Approval.  The Company's stockholders shall
              ----------------------------
have approved the Agreement and the Merger and the transactions contemplated thereby in accordance with Delaware Law.

     VI.3 Additional Conditions to the Obligations of Parent and Sub.  The
          ----------------------------------------------------------
obligations of

Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) Representations, Warranties and Covenants.  The representations
              -----------------------------------------
and warranties of the Company and the Principal Shareholders in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time and the Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b) Certificate of the Company and Principal Shareholders.  Parent
              -----------------------------------------------------
shall have been provided with a certificate executed by the Principal Shareholders and executed on behalf of the Company by its Chief Executive Officer to the effect that, as of the Effective Time:

          (i) all representations and warranties made by the Company and the Principal Shareholders in this Agreement are true and correct in all material respects; and

          (ii) all covenants and obligations of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

          (c) Claims.  There shall not have occurred any claims (whether or not
              ------
asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a Material Adverse Effect.

          (d) Third Party Consents.  Any and all consents, waivers, and
              --------------------
approvals listed in Exhibit C shall have been obtained.
                    ---------

          (e) Shareholder Certificate.  Each of the Company Shareholders shall
              -----------------------
have executed and delivered to Parent a Shareholder Certificate in the form attached hereto as Exhibit E.
                   ---------

          (f) No Material Adverse Changes.  There shall not have occurred any
              ---------------------------
material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued) or financial condition of the Company since December 31, 1996.

          (g) Company Shareholder Approval.  The Company Shareholders shall have
              ----------------------------
approved this Agreement and the Merger and the transactions contemplated thereby, and no Company Shareholder shall have exercised, or have any continuing right to exercise, appraisal, dissenters' or similar rights by virtue of the Merger.

          (h) Audited 1996 Financial Statements.  The Company shall have
              ---------------------------------
delivered to Parent a copy of the Company's audited balance sheet as of December 31, 1996 and the related audited statements of income and cash flows for the seven-month period then ended, together with the notes thereto and auditors' report thereon.


                                  ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

     VII.1  Survival of Representations and Warranties.  All of the Company's
            ------------------------------------------
and the Principal Shareholders' representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall terminate on the date that is 18 months after the Effective Time; provided, however, that the representations and warranties relating or pertaining to any Tax or Returns related to such Tax set forth in Section 2.10 hereof or relating to environmental laws or matters set forth in Section 2.20 hereof, shall survive until ninety (90) days following the expiration of all applicable statutes of limitations, or extensions thereof, governing each Tax or Returns related to such Tax or environmental laws or matters. All of the Parent's and Sub's representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate on the date that is 18 months after the Effective Time.

     VII.2  Escrow Arrangements; Setoff.
            ---------------------------

          (a) Escrow Fund; Setoff from Purchase Price Adjustments.  As partial
              ---------------------------------------------------
security for the indemnity provided for in Section 7.3 and the Purchase Price Adjustments provided for in Section 1.10, (i) at the Effective Time, the Company Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined in Section 1.6(e)(iii) above) the Escrow Amount (plus any additional shares that may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any Company Shareholder. On and after the Effective Time, the Escrow Amount shall form an escrow fund (the "Escrow Fund") to be governed by the terms set
                                -----------
forth herein at Parent's cost and expense. The Escrow Agent may execute this Agreement following the date hereof and prior to the Effective Time, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto. The portion of the Escrow Amount contributed on behalf of each Company Shareholder shall be the pro rata amount calculated pursuant to Sec tion 1.6(a) of this Agreement. In addition to seeking indemnification under
Section 7.3 from the Escrow Fund and setting off amounts from the Purchase Price Adjustment, Parent may, in its discretion, seek indemnification for Losses directly from the Principal Shareholders, but only after first proceeding against the Escrow Fund so long as it exists and is not subject to other claims. [Nothing herein shall limit the liability of Parent, the Company or the Principal Shareholders for any breach of any representation, warranty or covenant, if the Merger does not close] Parent may not receive any shares from the Escrow Fund (other than as a Purchase Price Adjustment) unless Officer's Certificates (as defined in subsection (d) below) identifying losses, the aggregate of which exceed $136,000, have been delivered to the Shareholder Representative (as defined below) and the Escrow Agent as provided in paragraph (d) below. The Company Shareholders shall not have any right of contribution from the Company with respect to any Loss claimed by Parent or Sub after the Effective Time.

          (b) Escrow Period; Distribution upon Termination of Escrow Periods.
              --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific Time, on the date of the first anniversary of the Effective Time (the "Escrow Period"); provided that the Escrow Period shall not terminate with
--------------
respect to such amount (or some portion thereof) if in the reasonable judgment of Parent, subject to the objection of the Shareholder Representative and the subsequent arbitration of the matter in the manner provided in this Section 7.2, such amount (or some portion thereof) together with the aggregate amount remaining in the Escrow Fund is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the first anniversary of the Effective Time with respect to facts and circumstances existing prior to such first anniversary of the Effective Time.
As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Company Shareholders the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the Company Shareholders pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

          (c)  Protection of Escrow Fund.
               -------------------------

          (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

          (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have
------------
not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

          (iii) Each Company Shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Company Shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

          (d) Claims Upon Escrow Fund.  Upon receipt by the Escrow Agent at any
              -----------------------
time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has
                           ---------------------
paid or accrued Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, cash or shares of Parent Common Stock (at the election of Parent) held in the Escrow Fund in an amount equal to such Losses.

          (e) Objections to Claims.  At the time of delivery of any Officer's
              --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Representative and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Amount from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Shareholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (f) Indemnification and Setoff Claims.  In the event Parent shall have
              ---------------------------------
incurred any Losses for which Parent wishes to seek indemnification directly from the Company Shareholders out of the Escrow Fund pursuant to this Section 7.2, Parent shall deliver to the Shareholder Representative an Officer's
Certificate: (A) stating that Parent has paid or accrued Losses and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

          (g) Actions Against Principal Shareholders.  In the event that Parent
              --------------------------------------
has elected to pursue indemnity directly from the Principal Shareholders, the Principal Shareholders shall promptly, and in no event later than 30 days after delivery of the Officer's Certificate, wire transfer to Parent the amount of such Loss, unless the Company or the Principal Shareholders, as the case may be, contest such claim by following the procedures set forth in Section 7.2(i).

          (h) Valuation of Parent Common Stock.  For the purposes of determining
              --------------------------------
the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund as indemnity pursuant to Section 7.3 hereof, the shares of Parent Common Stock shall be valued at (i) if the Parent's Common Stock shall be publicly traded, a price equal to the average closing price of the Parent Common Stock in trading on the relevant stock exchange or quotation system during the ten business day period ending three days prior to the date of the Officer's Certificate stating the claim with respect to which such shares are delivered, and (ii) if the Parents' Common Stock is not so publicly traded, the fair market value per share as determined by the Parent's board of directors in good faith on the date closest to the date of the Officer's Certificate.

          (i) Resolution of Conflicts; Arbitration.
              ------------------------------------

          (i) In case the Shareholder Representative shall object in writing to any claim or claims made in any Officer's Certificate within thirty (30) days after delivery of such Officer's Certificate, the Shareholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If any claim against the Escrow Fund was sought, such memorandum shall be furnished to the Escrow Agent and the Escrow Agent shall be entitled to rely on any such memorandum, and comply with the terms thereof.

          (ii) If no such agreement can be reached after good faith negotiation (or in any event after 60 days from the date of the Officer's Certificate), either Parent or the Shareholder Representative may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Shareholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Notwith standing anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

          (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. The arbitrators shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

          (j) Third-Party Claims.  In the event Parent becomes aware of a third-
              ------------------
party claim which Parent believes may result in Losses, Parent shall notify the Shareholder

Representative of such claim, and the Shareholder Representative shall be entitled, at the Company Shareholders' expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Shareholder Representative, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim pursuant to this Section 7.2. In the event that the Shareholder Representative has consented to any such settlement, the Company Shareholders shall have no standing to object under any provision of this Section 7.2 to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

          (k)  Shareholder Representative.
               --------------------------

          (i) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder, Andrew Taubman shall be appointed as agent and attorney-in-fact (the "Shareholder Representative") for
                                              --------------------------
each Company Shareholder, for and on behalf of share holders of the Company, to give and receive notices and communications, to authorize delivery to Parent of payments from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing. Such agency may be changed by the Company Shareholders from time to time upon not less than ten (10) days prior written notice to Parent; provided that the Shareholder Representative may not be removed unless a majority-in-interest of the Company Shareholders agree to such removal and to the identity of the substituted agent. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive compensation for services as such. Notices or communications to or from the Shareholder Representative shall constitute notice to or from each of the Company Shareholders or their permitted transferees.

          (ii) The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Company Shareholders shall severally indemnify the Shareholder Representative and hold him or her harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholders Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative.

          (l) Actions of the Shareholder Representative.  A decision, act,
              -----------------------------------------
consent or instruction of the Shareholder Representative shall constitute a decision of all the Company Shareholders and shall be final, binding and conclusive upon each of such Company Shareholder, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of each and every such Company Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.

          (m)  Escrow Agent's Duties.
               ---------------------

          (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Shareholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the written advice of outside counsel shall be conclusive evidence of such good faith.

          (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

          (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

          (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by such Escrow Agent in good faith in accordance with the written advice of outside counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

          (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

          Furthermore, the Escrow Agent may at its option, file an action of interpleader, in arbitration or otherwise, as the circumstances may require, requiring the Parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of the Escrow Agent's duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of its gross negligence or willful misconduct.

          (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties to this Agreement; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to agree on a successor escrow agent within thirty (30) days after receiving such notice. If Parent and the Shareholder Representative fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (n) Fees.  All fees of the Escrow Agent for performance of its duties
              ----
hereunder
shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties hereto request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation. The Parent promises to pay these sums upon demand.

     VII.3  Indemnity.
            ---------

          (a) Principal Shareholder Indemnity.  The Principal Shareholders
              -------------------------------
hereby agree to indemnify and hold Parent and its subsidiaries, directors, officers and agents harmless against and in respect of any loss, cost, expense, claim, liability, deficiency, judgment or damage (hereinafter, individually, a "Loss"; and collectively, "Losses") incurred by Parent, its subsidiaries,
-----                      ------
officers, directors and agents (i) as a result of any inaccuracy in or breach of a representation or warranty of the Company or the Principal Shareholders contained in this Agreement or any failure by the Company or any Principal Shareholder to perform or comply with any covenant contained in this Agreement and (ii) by reason of the failure of the Company and the Principal Shareholders to perform their obligations hereunder.

          (b) Parent Indemnity.  Parent hereby agrees to indemnify and hold the
              ----------------
Company, the Preferred Shareholders and the Company's directors, officers and agents harmless against and in respect of any loss, cost, expense, claim, liability, deficiency, judgment or damage (hereinafter, individually, a "Loss";
                                                                         ----
and collectively, "Losses") incurred by the Company, its officers, directors and
                   ------
agents (i) as a result of any inaccuracy in or breach of a representation or warranty of Parent contained in this Agreement or any failure by Parent to perform or comply with any covenant contained in this Agreement and (ii) by reason of the failure of Parent to perform its obligations hereunder.

          (c) Tax Indemnity.  Parent shall indemnify and hold harmless each
              -------------
Company Shareholder and New Employee against any tax, cost (including interest and penalties), expense, claim, liability, deficiency, judgment or damage (collectively, "Tax Losses") (i) arising solely as a result of any final
                ----------
determination by a Governmental Entity that the Merger does not constitute a reorganization within the meaning of Section 368(a) of the Code and/or (ii) in connection with the portion of any proceeding conducted by a Governmental Entity that is related solely to such determination. In determining the amount of indemnification under this Section 7.3(c), the parties shall deduct from the applicable Tax Losses any reduction in taxes that the Company Shareholder (or New Employee) is able to realize at the time of such final determination by the timely filing of an amended tax return solely as a result of any increase in such Company Shareholder's (or New

Employee's) basis in the Parent Common Stock occurring solely as a result of such final determination. Upon notification of any claim for indemnification arising under this Section 7.3(c), Parent shall have the right (but not the obligation) to assume timely the defense of that portion of any audit or litigation which (i) relates solely to the issue of whether the Merger constitutes a reorganization with the meaning of Section 368(a) of the Code, and
(ii) could result in the payment of amounts under this Section 7.3(c), and upon Parent's assumption of such defense, Parent will conduct such defense at Parent's expense until a final determination is concluded.

          (d) Expiration of Indemnification.  The indemnification obligations
              -----------------------------
under this Section 7.3 shall terminate at 5:00 p.m., Pacific Time on the date that is 18 months after the Effective Date, but shall not terminate as to any Loss (or a potential claim by an appropriate party) asserted in good faith prior to such date; provided, however, that the representations and warranties with respect to Taxes (Section 2.10) and, environmental laws (Section 2.20), and the tax indemnification (Section 7.3(c)) shall survive until the expiration of the applicable statute of limitations, if any.

          (e) Procedure for Indemnification.  In the event that either party
              -----------------------------
shall incur or suffer any Losses in respect of which indemnification may be sought by such party pursuant to the provisions of this Article, the indemnified party shall assert a claim for indemnification by written notice (a "Notice") to
                                                                     ------
the Parent, or the Surviving Corporation and the Shareholder Representative, as the case may be, briefly stating the nature and basis of such claim. In the case of Losses arising by reason of any third-party claim, the Notice shall be given within 25 days of the filing or other written assertion of any such claim against Parent, but the failure of Parent to give the Notice within such time period shall not relieve the Company and the Principal Shareholders of any liability that the Company and the Principal Shareholders may have to Parent except to the extent that the Company and the Principal Shareholders are actually prejudiced thereby; provided, however, that any such notice shall be given no later than the date of the expiration of the applicable indemnification obli gation of the Company and the Principal Shareholders as set forth in
Section 7.3(d) above. The indemnified party shall provide the other party on request all information and documentation reasonably necessary to support and verify any Losses which the indemnified party believes give rise to a claim for indemnification hereunder and shall give reasonable access to all books, records and personnel in the possession or under the control of that party which would have bearing on such claim.

          (f) Limitations on Indemnification.
              ------------------------------

          (i) No amounts shall be paid by the Parent or the Principal Shareholders for indemnification pursuant to this Section 7.3 unless the aggregate amount payable hereunder for all Losses is in excess of $136,000, in which event only the amount of Losses in excess of $136,000 shall be payable by the Parent or the Principal Shareholders hereunder.

          (ii) Notwithstanding the foregoing, no amount shall be paid by the Parent for indemnification pursuant to Section 7.3(c) unless:

          (A)  for a Company Shareholder, the amount payable pursuant to such section is in excess of the product of (1) the number of shares of Parent Common Stock received by such Company Shareholder pursuant to Section 1.6(a) hereof divided by the aggregate number of shares of Parent Common Stock received by all Company Shareholders pursuant to Section 1.6(a) hereof, multiplied by (2) $136,000; or

          (B) for a New Employee who is not also a Company Shareholder, the amount payable pursuant to such section is in excess of the product of (1) the number of shares of Parent Common Stock subject to the Original Option received by such New Employee pursuant to Section 5.7(b) hereof divided by the aggregate number of shares of Parent Common Stock subject to all Original Options received by all New Employees pursuant to Section 5.7(b) hereof, multiplied by (2) $136,000.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     VIII.1  Termination.  Except as provided in Section 8.2 below, this
             -----------
Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) by mutual consent of the Company and Parent;

          (b) by Parent or the Company if: (i) the Effective Time has not occurred by September 30, 1997; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or
(iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

          (c) by Parent or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's or Sub's ownership or operation of any portion of the business of the Company; (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Sub or Parent as a result of the Merger; or (iii) have any material adverse effect upon the Surviving Corporation before the Closing that would materially adversely affect any aspect of the valuation of Sub after the Effective Time in connection with the determination of any Purchase Price Adjustments before the Closing.

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Principal Shareholders and such breach has not been cured within ten (10) calendar days after written notice to the

Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by the Company if neither it nor the Principal Shareholders are in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Sub and such breach has not been cured within ten (10) calendar days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured); or

          (f) by Parent, Sub, Company, or Principal Shareholders if an event having a Material Adverse Effect on the Company shall have occurred after the date of this Agreement.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     VIII.2  Effect of Termination.  In the event of termination of this
             ---------------------
Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Sections 5.4 and 5.5 and
Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     VIII.3  Amendment.  Except as is otherwise required by applicable law after
             ---------
the Company Shareholders approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     VIII.4  Extension; Waiver.  At any time prior to the Effective Time, Parent
             -----------------
and Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     IX.1 Notices.  All notices and other communications hereunder shall be in
          -------
writing and
shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Sub, to:

               USWeb Corporation
               2880 Lakeside Drive
               Santa Clara, California  95054
               Attn:  Chief Financial Officer
               Telecopy No.:  (408) 987-3240

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304
               Attention:  Mark Bonham, Esq.
               Telecopy No.:  (415) 493-6811

          (b)  if to Company, to:

               Infopreneurs Inc.
               c/o USWeb D.C.
               7220 Wisconsin Avenue, 4th Floor
               Bethesda, Maryland  20814
               Attention:  Mr. Andrew E. Taubman
               Telecopy No.:  (301) 652-5778

               with a copy to:

               Blumenfeld & Cohen
               Sumner Square - Suite 700
               1615 M Street, N.W.
               Washington, DC  20036
               Attention:  Glenn Manishin, Esq.
               Telecopy No.:  (202) 955-6460

          (c) if to the Principal Shareholders, to:

               Mr. Andrew E. Taubman
               c/o USWeb D.C.

               7220 Wisconsin Avenue, 4th Floor
               Bethesda, Maryland  20814
               Telecopy No.:  (301) 652-5778

     IX.2 Interpretation.  The words "include," "includes" and "including" when
          --------------              -------    --------       ---------
used herein shall be deemed in each case to be followed by the words "without
                                                                      -------
limitation."  The table of contents and headings contained in this Agreement are
----------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     IX.3 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     IX.4 Entire Agreement; Assignment.  This Agreement, and Exhibits hereto and
          ----------------------------
the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as expressly set forth herein; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     IX.5 Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision; provided,
                                                                     --------
however, that no such replacement provision relating to the Merger Consideration
-------
or the matters set forth in Sections 5.7 and/or 5.19 hereof shall become effective without the prior written consent of the Parent, the Company and the Principal Shareholders.

     IX.6 Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     IX.7 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     IX.8 Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     IX.9 Arbitration.  Any controversy arising out of this Agreement, including
          -----------
a claim by an indemnified party pursuant to Section 7.3 hereof, shall be finally settled by arbitration in Santa Clara County, California in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association; and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by an arbitrator chosen by mutual agreement of Parent and the Principal Shareholders. Failing such agreement, the arbitration shall be conducted by three independent arbitrators, none of whom shall have any competitive interest with Parent or the Principal Shareholders. Parent shall choose one such arbitrator and the Principal Shareholders shall choose one such arbitrator, and such two arbitrators shall mutually select a third arbitrator. Any decision of two such arbitrators shall be binding on Parent, Sub and the Company and the Principal Shareholders. Each party shall pay its own costs and expenses (including counsel fees) of any such arbitration except that the arbitrator can compel one party to pay all or a portion of the other party's costs and expenses.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their duly authorized respective officers, and the Principal Shareholders have personally signed this Agreement, all on this 31st day of March 1997.

INFOPRENEURS INC.                   USWEB CORPORATION


Signature:_______________           Signature:_________________

Name:____________________           Name:______________________

Title:___________________           Title:_____________________


ESCROW AGENT                        USWEB ACQUISITION CORPORATION 102


Signature:_______________           Signature:_________________


Name:____________________           Name:______________________


Title:___________________           Title:_____________________


                                    PRINCIPAL SHAREHOLDERS



                                    ____________________________
                                    Andrew Taubman


                                    ____________________________
                                    Mark Lupke

                                   EXHIBIT A
                                   ---------

                             PRINCIPAL SHAREHOLDERS



      NAME                           NUMBER OF SHARES
                                     OF PARENT COMMON
                                     STOCK TO BE ISSUED ON
                                     THE CLOSING DATE


      Andrew Taubman                  1,144,993


      Mark Lupke                        426,312

                                   EXHIBIT B
                                   ---------

                                VALUATION MODEL


     The following spreadsheet was prepared using Microsoft Excel 97. All references to cell numbers and formulas are based upon the standard notations used in this application.

                                   EXHIBIT C
                                   ---------

                             SCHEDULE OF EXCEPTIONS

                                  EXHIBIT C-1
                                  -----------

                  PARENT CAPITAL STRUCTURE AS OF JUNE 30, 1997


     The authorized stock of Parent consists of 100,000,000 shares of Common Stock, $.001 par value, of which 23,423,331 shares are issued and outstanding, and 38,188,501 shares of Preferred Stock, $.001 par value, of which 18,678,500 shares are designated Series A Preferred Stock, 18,518,500 of which are issued and outstanding, 9,310,001 shares are designated Series B Preferred Stock, all of which are issued and outstanding, and 10,200,000 shares are designated Series C Preferred Stock, 8,454,580 of which are issued and outstanding. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Parent has also reserved (i) 3,900,000 shares of Common Stock for issuance to employees and consultants pursuant to Parent's 1996 Stock Option Plan and 1996 Equity Compensation Plan, (ii) 160,000 shares of Series A Preferred Stock and 2,113,647 shares of Series C Preferred Stock for issuance upon the exercise of outstanding warrants to purchase Series A Preferred Stock and Series C Preferred Stock, respectively (the "Warrant
                                                                 -------
Stock"), (iii) 2,273,647 shares of Common Stock for issuance upon conversion of
-----
the Warrant Stock, (iv) 1,000,000 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock issued or issuable pursuant to the Company's 1997 Affiliate Warrant Program, (v) 300,000 shares of Common Stock for issuance upon the exercise of other warrants to purchase Common Stock, and (vi) 10,000,000 shares of Common Stock for issuance pursuant to the exercise of options issued or issuable under the Parent's 1997 Acquisition Stock Option Plan. There are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                                   EXHIBIT D
                                   ---------

                               USWEB CORPORATION
                       1997 ACQUISITION STOCK OPTION PLAN
                                NOTICE OF GRANT


     Unless otherwise defined herein, the terms defined in the 1997 Acquisition Stock Option Plan (the "Plan") shall have the same defined meanings in this
                        ----
Notice of Grant.

[Optionee's Name and Address]
-----------------------------


-----------------------------


     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement, as follows:

     Grant Number
                  -------------------------------------------

     Date of Grant                 [
                                   D
                                   a
                                   t
                                   e

                                   o
                                   f

                                   t
                                   h
                                   e

                                   f
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                                   t

                                   B
                                   o
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                                   r
                                   d

                                   m
                                   e
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                                   t
                                   i
                                   n
                                   g

                                   f
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                                   g

                                   t
                                   h
                                   e

                                   C
                                   l
                                   o
                                   s
                                   i
                                   n
                                   g
                                   ]

     Vesting Commencement Date      [Closing Date]
                                    --------------

     Exercise Price per Share       $
                                     ------------------

     Total Number of Shares Granted
                                     ------------------

     Total Exercise Price           $
                                     ------------------

     Type of Option:                _____________  Incentive Stock Option

                                    _____________  Nonstatutory Stock Option

Term/Expiration Date:
                                          [
                                          t
                                          h
                                          e

                                          f
                                          i
                                          f
                                          t
                                          h

                                          a
                                          n
                                          n
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                                          e
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                                          y

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

                                          e

                                          o
                                          f

                                          G
                                          r
                                          a
                                          n
                                          t
                                          ]


     Vesting Schedule:
     ----------------

     This Option may be exercised, in whole or in part, in accordance with the following schedule:

     One-thirty-sixth (1/36th) of the Shares subject to this Option shall vest upon each monthly anniversary of the Vesting Commencement Date, for so long as [Optionee's] [Andrew Taubman's] full-time employment or consulting relationship with the Company continues.

     Termination Period:
     ------------------

     This Option may be exercised for three (3) months after termination of employment or consulting relationship, or such longer period as may be applicable upon death or Disability of Optionee as provided in the Plan, but in no event later than the Term/Expiration Date as provided above.

                               USWEB CORPORATION
                       1997 ACQUISITION STOCK OPTION PLAN
                                OPTION AGREEMENT


     1.   Grant of Option.  USWeb Corporation (the "Company"), hereby grants to
          ---------------                           -------
the Optionee (the "Optionee") named in the Notice of Grant, an option (the
                   --------
"Option") to purchase the total number of shares of Common Stock (the "Shares")
-------                                                                ------
set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and
                          --------------
provisions of the 1997 Acquisition Stock Option Plan (the "Plan") adopted by the
                                                           ----
Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

          If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option as
-----
defined in Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").
                                                                         ---

     2.   Exercise of Option.  This Option shall be exercisable during its term
          ------------------
in accordance with the Vesting Schedule set out in the Notice of Grant and with the provisions of Section 9 of the Plan as follows:

          (i)  Right to Exercise.
               -----------------

               (a) This Option may not be exercised for a fraction of a Share.

               (b) In the event of Optionee's death, disability or other termination of the Optionee's Continuous Status as an Employee or Consultant, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(i)(c).

               (c) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

          (ii) Method of Exercise.  This Option shall be exercisable by written
               ------------------
notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by (A) payment of the Exercise Price and (B) the Investment Representation Statement attached hereto as Exhibit B completed and executed by
                                            ---------
the Optionee. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

          No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or national market system upon which the Common Stock is then listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     3.   Optionee's Representations.  In the event the Shares purchasable
          --------------------------
pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

     4.   Method of Payment.  Payment of the Exercise Price shall be by any of
          -----------------
the following, or a combination thereof, at the election of the Optionee:

          (i)  cash; or

          (ii) check; or

          (iii)  surrender of other shares of Common Stock of the Company which
(A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

          (iv) to the extent authorized by the Company, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price.

     5.   Restrictions on Exercise.  This Option may not be exercised if the
          ------------------------
issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6.   Termination of Relationship.  In the event an Optionee's Continuous
          ---------------------------
Status as an Employee or Consultant terminates, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"),
                                                            ----------------
exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

     7.   Disability of Optionee.  Notwithstanding the provisions of Section 6
          ----------------------
above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her Disability, Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Notice of Grant) exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee is not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     8.   Death of Optionee.  In the event of termination of Optionee's
          -----------------
Continuous Status as an Employee or Consultant as a result of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

     9.   Non-Transferability of Option.  This Option may not be transferred in
          -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     10.  Term of Option.  This Option may be exercised only within the term set
          --------------
out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Options designated as Incentive Stock Options and Options granted to more than ten percent (10%) shareholders shall apply to this Option.

     11.  Tax Consequences.  Set forth below is a brief summary as of the date
          ----------------
of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGU LATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (i) Exercise of an ISO.  If this Option qualifies as an ISO, there
              ------------------
will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

          (ii) Exercise of an NSO.  There may be a regular federal income tax
               ------------------
liability upon the exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          (iii)  Disposition of Shares.  In the case of an NSO, if Shares are
                 ---------------------
held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares.

          (iv) Notice of Disqualifying Disposition of ISO Shares.  If the Option
               -------------------------------------------------
granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

                              USWeb Corporation


                              By:
                                 -------------------------

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSUL TANCY OR EMPLOYMENT BY THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S 1997 ACQUISITION STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY.

     Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:_______________________            ____________________________
                                         Optionee

                                         Residence Address:

                               CONSENT OF SPOUSE
                               -----------------


     The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of USWeb Corporation's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the under signed hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



                                    Spouse of Optionee

                                   EXHIBIT A
                                   ---------

                               USWEB CORPORATION

                       1997 ACQUISITION STOCK OPTION PLAN

                                EXERCISE NOTICE


USWeb Corporation
3000 Lakeside Drive
Santa Clara, CA  95054
Attention:  Secretary

     1.   Exercise of Option.  Effective as of today, ___________, 19__, the
          ------------------
undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase
              --------
_________ shares of the Common Stock (the "Shares") of USWeb Corporation (the "Company") under and pursuant to the 1997 Acquisition Stock Option Plan, as amended (the "Plan") and the [ ] Incentive [ ] Nonstatutory Stock Option Agreement dated ________, 19___ (the "Stock Option Agreement").

     2.   Representations of Optionee.  Optionee acknowledges that Optionee has
          ---------------------------
received, read and understood the Plan and the Stock Option Agreement and agrees to abide by and be bound by their terms and conditions.

     3.   Rights as Shareholder.  Until the stock certificate evidencing such
          ---------------------
Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

     Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares either to a transferee or to the Company if the Company exercises the Right of First Refusal hereunder. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

     4.   Company's Right of First Refusal.  Before any Shares held by Optionee
          --------------------------------
or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

          (i) Notice of Proposed Transfer.  The Holder of the Shares shall
              ---------------------------
deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (the "Proposed Transferee");
(iii) the number of Shares to be transferred to each Proposed Transferee; and
(iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

          (ii) Exercise of Right of First Refusal.  At any time within thirty
               ----------------------------------
(30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection
(iii) below.

          (iii)  Purchase Price.  The purchase price (the "Purchase Price") for
                 --------------
the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Administrator in good faith. If the Shares are being transferred by gift (other than pursuant to paragraph (vi) below), the Purchase Price shall be the product of the Fair Value Per Share (as defined below) multiplied by the number of Shares proposed to be gifted. The Fair Value Per Share of a Share, as of any particular date, shall mean, if the Company's Common Stock is then traded on an exchange or national quotation system, the average closing price per share of Company's Common Stock as traded on such exchange or national quotation system during the 10 trading day period ending three business days prior to the date of determination or, if not so traded, the fair market value per share of such Company's Common Stock as most recently determined by the Company's Board of Directors acting in good faith prior to the date of the occurrence of the event requiring such determination.

          (iv) Payment.  Payment of the Purchase Price shall be made, at the
               -------
option of the Company or its assignee(s), in cash, by check, by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

          (v) Holder's Right to Transfer.  If all of the Shares proposed in the
              --------------------------
Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the

Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

          (vi) Exception for Certain Family Transfers.  Anything to the contrary
               --------------------------------------
contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to the Optionee's immediate family or a trust for the benefit of the Optionee's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

          (vii)  Termination of Right of First Refusal.  The Right of First
                 -------------------------------------
Refusal shall terminate ninety (90) days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

     5.   Tax Consultation.  Optionee understands that Optionee may suffer
          ----------------
adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     6.   Market Standoff Agreement.   Each Optionee hereby agrees that if so
          -------------------------
requested by the Company or any representative of the underwriters in connection with any registration of the offering of any Shares of the Company under the Securities Act, such Optionee shall not sell or otherwise transfer, pledge, hypothecate or otherwise decrease his market risk or beneficial ownership in any Shares or other securities of the Company during the 180-day period following the date of the final Prospectus contained in a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall only apply to the first registration statement of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the general public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

     7.   Restrictive Legends and Stop-Transfer Orders.
          --------------------------------------------

          (i) Legends.  Optionee understands and agrees that the Company shall
              -------
cause the legends set forth below, or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws at the time of the issuance of the Shares:

              THE SHARES REPRESENTED HEREBY HAVE NOT BEEN

     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR THE ISSUER OF THE SHARES (THE "ISSUER") HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THE SHARES REPRESENTED HEREBY.

          (ii) Stop-Transfer Notices.  Optionee agrees that, in order to ensure
               ---------------------
compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instruc tions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (iii)  Refusal to Transfer.  The Company shall not be required (i) to
                 -------------------
transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

     8.   Successors and Assigns.  The Company may assign any of its rights
          ----------------------
under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

     9.   Interpretation.  Any dispute regarding the interpretation of this
          --------------
Agreement shall be submitted by Optionee or by the Company forthwith to the Administrator of the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on the Company and on Optionee.

     10.  Governing Law; Severability.  This Agreement shall be governed by and
          ---------------------------
construed in
accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

     11.  Notices.  Any notice required or permitted hereunder shall be given in
          -------
writing and shall be deemed effectively given upon personal delivery or three
(3) days after deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

     12.  Further Instruments.  The parties agree to execute such further
          -------------------
instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     13.  Delivery of Payment.  Optionee herewith delivers to the Company the
          -------------------
full Exercise Price for the Shares.

     14.  Entire Agreement.  The Plan, the Notice of Grant, and the Stock Option
          ----------------
Agreement are incorporated herein by reference. This Agreement, the Plan, the Notice of Grant, the Stock Option Agreement and the Investment Representation Statement (if applicable) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.


Submitted by:                            Accepted by:

OPTIONEE:                                USWeb Corporation

                                         By:___________________

                                         Its:__________________

(Signature)


Address:                                 Address:
-------                                  -------

                                         3000 Lakeside Drive
                                         Santa Clara, CA  95054

                                   EXHIBIT B
                                   ---------

                      INVESTMENT REPRESENTATION STATEMENT


OPTIONEE       :

COMPANY        :    USWEB CORPORATION

SECURITY       :    COMMON STOCK

AMOUNT         :

DATE           :

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

          (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (b) Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under then applicable state or federal securities laws.

          (c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company,
(3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

     In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

          (d) Optionee hereby agrees that if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period of time as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the date of the final Prospectus included in a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall only apply to the first registration statement of the Company to become effec tive under the Securities Act which includes securities to be sold on behalf of the Company to the general public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

          (e) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A under the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                              Signature of Optionee:



                              Date:______________________

                                   EXHIBIT E
                                   ---------

                        FORM OF SHAREHOLDER CERTIFICATE

                           SHAREHOLDER'S CERTIFICATE


     The undersigned is aware that pursuant to an Agreement and Plan of Reorganization, dated as of March 31, 1997, as amended (the "Agreement"),
                                                             ---------
entered into by and among USWeb Corporation, a Utah corporation ("Parent"),
                                                                  ------
Infopreneurs Inc. a Delaware corporation (the "Company"), USWeb Acquisition
                                               -------
Corporation 102, a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), the Company will merge (the "Merger") with and into Sub and all shares
-----                                 ------
of the Company's Common Stock will be exchanged for certain consideration set forth in the Agreement (the "Merger Consideration"). Unless otherwise
                             --------------------
indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

     The undersigned understands that the execution of this Certificate is a condition precedent to Parent and Sub's obligation to consummate the Merger and to the receipt of Merger Consideration in the Merger (pursuant to the terms and conditions of the Agreement).

     The undersigned hereby represents and warrants as follows:

     B.   Investment Representations.
          --------------------------

          (a) The Parent Common Stock issued to the undersigned will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned represents that the entire legal and beneficial interest of the Parent Common Stock will be held for the undersigned's account only, and neither in whole or in part for any other person. By executing this Shareholder's Certificate, the undersigned further represents that the undersigned has no present contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Parent Common Stock.

          (b) The undersigned understands and acknowledges that the issuance of the Parent Common Stock pursuant to the Agreement is being effected on the basis that the issuance of such securities is exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") and that
                                                             --------
the Parent's reliance upon such exemption is predicated upon the undersigned's representations.

          (c) The undersigned further represents that he: (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's prospective investment in the shares of Parent Common Stock; (ii) has received all the information it has requested from the Parent and the Company it considers necessary or appropriate for deciding whether to accept the Parent Common Stock; (iii) has the ability to bear the economic risks of the undersigned's prospective investment; (iv) is able, without materially impairing his financial condition, to hold the Parent Common Stock for an indefinite period of time and to suffer complete loss on his investment;
and (v) if applicable, is an "accredited investor" within the meaning of
                              -------------------
Rule 501 of Regulation D promulgated under the 1933 Act.

          (d) Each certificate representing Parent Company Stock issued pursuant hereto to the undersigned and any shares issued or issuable in respect of any such Parent Common Stock upon any stock split, stock dividend, recapitalization, or similar event, shall be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRA TION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

          (e) The certificates evidencing the Parent Common Stock shall also bear any legend required pursuant to any state, local or foreign law governing such securities.

          (f) The undersigned understands and acknowledges that the Parent Common Stock has not been registered under the 1933 Act and Parent Common Stock must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration is available and neither Parent nor the Company is under any obligation to register the Parent Common Stock.

          (g) The undersigned acknowledges that the Parent Common Stock shall not be transferable except upon the conditions specified in this Certificate and in the Agreement. Each Company Shareholder will cause any proposed transferee of the Parent Company Stock held by such Company Shareholder to agree to take and hold such Parent Company Stock subject to the provisions and upon the conditions specified in this Certificate and in the Agreement.

          (h) Prior to any proposed transfer of any Parent Common Stock, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the undersigned shall give written notice to the Company of his intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Parent so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel reasonably satisfactory to Parent, addressed to Parent, to the effect that the proposed transfer of Parent Common Stock may be effected without registration under the 1933 Act, or (ii) a "No Action" letter from the Commission to the
                               ---------
effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Parent Common Stock shall be entitled to transfer such shares of Parent Common Stock in accordance with the terms of the notice delivered by the holder to Parent, subject to any right of first refusal on transfer in favor of the Parent. Each certificate evidencing the shares of Parent Common Stock transferred as above provided shall bear the appropriate restrictive legend set forth in Section (d) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for Parent such legend is not required in order to establish compliance with any provisions of the 1933 Act, which opinion will not be unreasonably withheld.

          (i) The undersigned has had an opportunity to review with his own tax advisors the tax consequences to the undersigned of the Merger and the transactions contemplated by the Agreement. The undersigned understands that he must rely solely on his advisors and not on any statements or representations by Parent, the Company or any of their agents. The undersigned understands that, except as set forth in Section 7.3(c) of the Agreement, he (and not Parent or the Company) shall be responsible for his own tax liability that may arise as a result of the Merger or the transactions contemplated by the Agreement.

          (j) The undersigned will have sufficient assets, after completion of the Merger, to satisfy all of the undersigned's obligations to its creditors as the same become due and payable.

     C.   Acknowledgment of Escrow Setoff and Market Standoff Agreement.  The
          -------------------------------------------------------------
undersigned has carefully reviewed the Agreement, and understands and agrees that:

          (a) Pursuant to such Agreement, 50% of the Original Purchase Price which would otherwise be payable to the undersigned at the Effective Time of the Merger will be deemed to have been received by the undersigned and deposited with the Escrow Agent, without any act of the undersigned, and that the amounts deposited with the Escrow Agent shall be available to satisfy Losses and adjustments to the Original Purchase Price as set forth in the Agreement.

          (b) Pursuant to the Agreement, Parent may, in its sole discretion, seek (i) indemnification from the Principal Shareholders for Losses incurred by the Parent, and Parent may elect to seek any such amounts from the Escrow Fund to compensate Parent for Losses incurred, or

(ii) Parent may seek Purchase Price Adjustments from the Escrow Fund, in each event of which the Escrow Amount otherwise payable to the undersigned shall be reduced without any act of the undersigned.

          (c) Each Company Shareholder is restricted from selling or otherwise transferring, pledging, hypothecating or otherwise decreasing his or her market risk or beneficial ownership in any Shares or other securities of the Parent during the 180-day period following the date of the final Prospectus contained in a registration statement of the Parent filed under the Securities Act; provided, however, that such restriction shall only apply to the first registration statement of the Parent to become effective under the Securities Act which includes securities to be sold on behalf of the Parent to the general public in an underwritten public offering under the Securities Act. The Parent may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

     D.   Election of Shareholder Representative.  The undersigned hereby
          --------------------------------------
consents to the election and appointment of Andrew Taubman as the Shareholder Representative (as such term is defined in the Agreement) and authorizes such Shareholder Representative to act as the undersigned's duly constituted attorney-in-fact in connection with the matters set forth in the Agreement, until such time as a successor of such Shareholder Representative is elected by a majority-in-interest of the Company Shareholders. The undersigned acknowledges and agrees that any decision, act, consent or instruction of the Shareholder Representative shall constitute a decision, act, consent or instruction of the undersigned and shall be final, binding and conclusive on the undersigned, and that Parent and the Escrow Agent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of August, 1997.




                                    Signature



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